UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
OLAPLEX HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Olaplex Holdings, Inc. 1187 Coast Village Rd, Suite 1-520 Santa Barbara, CA 93108

April 28, 2023
Dear Stockholder:
We cordially invite you to attend our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, June 22, 2023, at 11:00 a.m. (Eastern Time), to be conducted exclusively via live webcast at www.virtualshareholdermeeting.com/OLPX2023.
The proxy statement accompanying this letter (the “Proxy Statement”) describes the business we will consider at the Annual Meeting. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting online, we encourage you to consider the matters presented in the Proxy Statement and vote as soon as possible. Instructions for Internet and telephone voting are attached to your proxy card. If you prefer, you can vote by mail by completing and signing your proxy card and returning it in the enclosed envelope.
We hope that you will be able to join us on June 22nd.
Sincerely,
/s/ JuE Wong
JuE Wong
President and Chief Executive Officer

Olaplex Holdings, Inc. 1187 Coast Village Rd, Suite 1-520 Santa Barbara, CA 93108

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Olaplex Holdings, Inc. (the “Company”) will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/OLPX2023 on Thursday, June 22, 2023 at 11:00 a.m. (Eastern Time) for the following purposes as further described in the proxy statement accompanying this notice (the “Proxy Statement”):
•To elect the four Class II director nominees specifically named in the Proxy Statement, each to serve for a term of three years.
•To recommend, by a non-binding advisory vote, the frequency of future non-binding advisory votes on the compensation of the Company's named executive officers.
•To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023.
•To consider any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.
Stockholders of record at the close of business on April 26, 2023 are entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournment or postponement thereof.
The Annual Meeting will be held as a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/OLPX2023. To participate in the virtual meeting, you will need the control number included on your proxy card or voting instruction form. The meeting webcast will begin promptly at 11:00 a.m. (Eastern Time). We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. (Eastern Time), and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.
By Order of the Board of Directors,
/s/ John C. Duffy
John C. Duffy
General Counsel and Secretary
April 28, 2023

3

OLAPLEX HOLDINGS, INC.
PROXY STATEMENT
2023 ANNUAL MEETING OF STOCKHOLDERS
June 22, 2023
11:00 a.m. (Eastern Time)
INTRODUCTION
This proxy statement (the “Proxy Statement”) provides information for stockholders of Olaplex Holdings, Inc. (“we,” “us,” “our,” “Olaplex” and the “Company”) as part of the solicitation of proxies by the Company and its Board of Directors (the “Board”) from holders of the outstanding shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), for use at the Company’s annual meeting of stockholders to be held as a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/OLPX2023 on Thursday, June 22, 2023 at 11:00 a.m. (Eastern Time), and at any adjournments or postponements thereof (the “Annual Meeting”).
At the Annual Meeting, stockholders will be asked to vote either directly or by proxy on the following matters discussed herein:
1.To elect the four Class II director nominees specifically named in this Proxy Statement, each to serve for a term of three years (Proposal 1).
2.To recommend, by a non-binding advisory vote, the frequency of future non-binding advisory votes on the compensation of the Company's named executive officers (Proposal 2).
3.To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023 (Proposal 3).
4.To consider any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.
On or about April 28, 2023, we will commence sending the Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders entitled to vote at the Annual Meeting, which will contain instructions on how to access the proxy materials and our 2022 Annual Report on Form 10-K (the “2022 Annual Report”).
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING TO BE HELD ON JUNE 22, 2023: THIS PROXY STATEMENT AND THE 2022 ANNUAL
REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Although we encourage you to read this Proxy Statement in its entirety, we include this Q&A section to provide some background information and answers to several questions you might have about the Annual Meeting.
Why are we providing these materials?
Our Board is providing these materials to you in connection with our Annual Meeting, which will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/OLPX2023 on June 22, 2023 at 11:00 a.m. (Eastern Time). Stockholders are invited to attend the Annual Meeting online and are requested to vote on the proposals described herein.
What information is contained in this Proxy Statement?
This Proxy Statement contains information relating to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid officers, and other required information.
What proposals will be voted on at the Annual Meeting?
There are three proposals scheduled to be voted on at the Annual Meeting:
•the election of the four Class II director nominees specifically named in this Proxy Statement, each to serve for a term of three years;
•a recommendation, by a non-binding advisory vote, regarding the frequency of future non-binding advisory votes on the compensation of the Company's named executive officers; and
•the ratification of Deloitte as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023.
We will also consider any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.
Who can attend the Annual Meeting?
You may attend the Annual Meeting online only if you are an Olaplex stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting.
To participate in the virtual meeting, you will need the control number included on your proxy card or voting instruction form. The meeting webcast will begin promptly at 11:00 a.m. (Eastern Time). We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. (Eastern Time), and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.
We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/OLPX2023. We will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

What shares can I vote?
You may vote all shares of Common Stock that you owned as of the close of business on the record date, April 26, 2023. You may cast one vote per share, including shares (i) held directly in your name as the stockholder of record and (ii) held for you as the beneficial owner through a broker, bank, or other nominee. The proxy card will indicate the number of shares that you are entitled to vote.
As of April 26, 2023, there were 654,276,766 shares of Common Stock outstanding, all of which are entitled to be voted at the Annual Meeting.
We will make available a list of stockholders of record as of the record date for inspection by stockholders for any purpose germane to the Annual Meeting during the ten days preceding the Annual Meeting. To access the stockholder list during this time, please send your request, and proof of ownership, to our corporate secretary via e-mail at proxy@olaplex.com.
What is the difference between being a stockholder of record and a beneficial owner of shares held in street name?
Many of our stockholders hold their shares through brokers, banks, or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner of shares held in street name.
Stockholder of record: If your shares are registered directly in your name with Olaplex’s transfer agent, American Stock Transfer and Trust Company, LLC (“AST”), you are the stockholder of record with respect to those shares, and the proxy materials were sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card and to vote at the Annual Meeting.
Beneficial owner of shares held in street name: If your shares are held in a brokerage account or by a bank or other nominee, then you are the “beneficial owner of shares held in street name,” and the proxy materials were forwarded to you by your broker, bank or other nominee, who is considered to be the stockholder of record. As a beneficial owner, you have the right to instruct the broker, bank or other nominee holding your shares how to vote your shares.
How do I vote?
There are four ways to vote:
•By attending the Annual Meeting Online. During the Annual Meeting, you may vote online by following the instructions at www.virtualshareholdermeeting.com/OLPX2023. Have your proxy card or voting instruction form available when you access the virtual meeting webpage.
•Online. You may vote by proxy by visiting www.proxyvote.com and entering the control number found on your proxy card. The availability of online voting may depend on the voting procedures of the broker, bank or other nominee that holds your shares.
•Phone. You may vote by proxy by calling the toll-free number found on your proxy card. The availability of phone voting may depend on the voting procedures of the broker, bank or other nominee that holds your shares.
•Mail. You may vote by proxy by filling out your proxy card and returning it in the envelope provided.
All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions. Even if you plan on attending the Annual Meeting online, we encourage you to vote your shares in advance to ensure that your vote will be represented at the Annual Meeting.

Can I change my vote or revoke my proxy?
You may revoke your proxy and change your vote at any time before the vote at the Annual Meeting by taking any of the following actions:
•By Attending the Annual Meeting Online. You may revoke your proxy and change your vote by attending the Annual Meeting online and voting electronically during the meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
•Online. You may change your vote using the online voting method described above, in which case only your latest internet proxy submitted prior to the Annual Meeting will be counted.
•Phone. You may change your vote using the phone voting method described above, in which case only your latest telephone proxy submitted prior to the Annual Meeting will be counted.
•Mail. You may revoke your proxy and change your vote by signing and returning a new proxy card dated as of a later date, in which case only your latest proxy card received prior to the Annual Meeting will be counted.
What happens if I do not instruct how my shares should be voted?
Stockholders of record. If you are a stockholder of record and you:
•indicate when voting online or by phone that you wish to vote as recommended by the Board; or
•sign and return a proxy card without giving specific instructions, then the persons named as proxy holders, JuE Wong, Eric Tiziani and John Duffy, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as they may determine in their best judgment with respect to any other matters properly presented for a vote at the Annual Meeting and any adjournment or postponement thereof.
Beneficial owners of shares held in street name. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, then the broker, bank or other nominee that holds your shares may generally vote your shares in their discretion on “routine” matters, but cannot vote your shares on “non-routine” matters.
What are routine and non-routine matters?
Although the determination of whether a broker, bank or other nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the Securities and Exchange Commission (the "SEC"), we expect that the following proposal will be a routine matter:
•The ratification of the appointment of Deloitte as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023 (Proposal 3).
A broker, bank or other nominee may generally vote in their discretion on routine matters, and therefore no broker non-votes are expected in connection with Proposal 3.
We expect the following proposals will be non-routine matters:
•Election of directors (Proposal 1); and
•Non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of the Company's named executive officers (Proposal 2).
If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.” Therefore, broker non-votes may exist in connection with Proposal 1 and Proposal 2.
What constitutes a quorum for the Annual Meeting?
The presence at the meeting, online or by proxy, of the holders of Common Stock representing a majority of the shares outstanding and entitled to vote for the election of directors is necessary to constitute a quorum for all purposes.
What vote is required to approve each proposal?
Proposal 1: Election of Directors. Directors are elected by a plurality of the votes cast. Therefore, if you do not vote for a nominee, or you “withhold authority to vote” for a nominee, your vote will not count either “for” or “against” the nominee.
Proposal 2: Non-Binding Advisory Vote on the Frequency of Future Non-Binding Advisory Votes on Named Executive Officer Compensation. The frequency option that receives the highest number of votes cast will be considered to be the frequency that has been selected by stockholders on a non-binding, advisory basis. Abstentions will have no effect on the outcome of Proposal 2.
Proposal 3: Ratification of Deloitte. The affirmative vote of a majority of the votes cast is required to ratify the selection of Deloitte as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023. Abstentions will not count either “for” or “against” the ratification and will have no effect on the outcome of Proposal 3.
What effect will broker non-votes and abstentions have?
Broker non-votes and abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. Broker non-votes and abstentions will have no effect on the outcome of Proposals 1, 2 or 3.
How are votes counted?
CT Hagberg & Associates, LLC has been appointed to be the inspector of elections and in this capacity will supervise the voting, decide the validity of proxies and certify the results.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and our 2022 Annual Report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 28, 2023 to all stockholders entitled to vote at the Annual Meeting.
Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
Who pays for costs relating to the proxy materials and Annual Meeting?
The costs of preparing, assembling and mailing this Proxy Statement, the proxy card and the 2022 Annual Report, along with the cost of posting the proxy materials on a website, will be paid by Olaplex. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in doing so.

Where can I find the voting results of the Annual Meeting?
We will announce the results reflected on the preliminary vote report at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Who should I call if I have any questions?
If you have any questions about the Annual Meeting, voting or your ownership of our Common Stock, please call us at (310) 691-0776 or send an email to proxy@olaplex.com.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board currently consists of four directors with terms expiring in 2023 (Class II), three directors with terms expiring in 2024 (Class III) and three directors with terms expiring in 2025 (Class I). At each annual meeting of stockholders, directors in one class are elected for a full term of three years to succeed those directors whose terms are expiring. For example, at our 2022 annual meeting of stockholders, Deirdre Findlay, Michael White and Paula Zusi were re-elected for three-year terms expiring at our 2025 annual meeting of stockholders.
Janet Gurwitch, Martha Morfitt, David Mussafer and Emily White are the Class II directors whose terms expire at the Annual Meeting. Our Board has nominated, and stockholders are being asked to re-elect, each of Janet Gurwitch, Martha Morfitt, David Mussafer and Emily White for three-year terms expiring at our 2026 annual meeting of stockholders. If elected, the nominees will each hold office until our 2026 annual meeting of stockholders and a successor is duly elected and qualified, or until her or his earlier death, resignation, or removal.
Each of the above nominees has indicated her or his willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by the Board. Management has no reason to believe that any of the above-mentioned persons will not serve her or his term as a director.
All of our nominees have served previously on our Board, which has provided them with significant exposure to both our business and industry. We believe that all of our nominees possess the professional and personal qualifications necessary for board service, and we have highlighted particularly noteworthy attributes for each director in the individual biographies below.
The Board recommends a vote FOR the election of each of the director nominees.

BOARD OF DIRECTORS
The following table sets forth the name, age and class, as of April 28, 2023, of individuals who currently serve as directors on our Board.

Name	Age	Position	Class
Deirdre Findlay	49	Director	Class I
Michael White	35	Director	Class I
Paula Zusi	62	Director	Class I
Janet Gurwitch	70	Director	Class II
Martha Morfitt	65	Director	Class II
David Mussafer	60	Director	Class II
Emily White	44	Director	Class II
Christine Dagousset	58	Chair of the Board	Class III
Tricia Glynn	42	Lead Director	Class III
JuE Wong	59	President, Chief Executive Officer and Director	Class III
Class II – Directors with Terms Expiring in 2023

JANET GURWITCH Age: 70 Director

Janet Gurwitch has served as a member of our Board since August 2021. Prior to the Pre-IPO Reorganization (as defined herein under “Transactions with Related Persons – Tax Receivable Agreement”), Ms. Gurwitch had been a member of the Board of Managers of Penelope Group GP, LLC (the “Board of Managers of Penelope Group GP”) – the former general partner of Penelope Group Holdings, L.P. (“Penelope Group Holdings”), a former indirect parent of Olaplex, Inc. – since May 2020. Ms. Gurwitch has worked with Advent International Corporation since April 2020 as an advisor focusing on the beauty and wellness sector. Advent International Corporation is affiliated with the Advent Funds that acquired the Olaplex business in January 2020. Prior to Advent, Ms. Gurwitch served as an advisor for Castanea Partners, a Boston-based private equity firm, from 2009 to 2019. In addition, Ms. Gurwitch founded Laura Mercier Cosmetics & Skincare in 1995, where she served as Chief Executive Officer from 1995 to 2008. Prior to founding Laura Mercier, Ms. Gurwitch served as the Executive Vice President of Neiman Marcus from 1992 to 1995. Ms. Gurwitch currently serves on the board of directors of the Houston Astros baseball team. She formerly served on the board of directors of Drybar from 2012 to 2022, Tatcha from 2017 to 2019, First Aid Beauty from 2015 to 2018, and Urban Decay Cosmetics from 2009 to 2012. Ms. Gurwitch earned a B.A. in Retail from the University of Alabama. We believe Ms. Gurwitch is qualified to serve on our Board because of her expertise in the beauty industry and her experience founding, advising and investing in beauty and retail companies.

MARTHA MORFITT Age: 65 Director

Martha (Marti) Morfitt has served as a member of our Board since August 2021. Prior to the Pre-IPO Reorganization, Ms. Morfitt had been a member of the Board of Managers of Penelope Group GP since April 2021. Ms. Morfitt is a principal of River Rock Partners, Inc., a business and cultural transformation consulting firm, where she has served since 2008. Additionally, Ms. Morfitt served as the Chief Executive Officer of Airborne, Inc. from 2009 to 2012. Ms. Morfitt also held various positions at CNS, Inc., including President and Chief Executive Officer from 2001 to 2007 and Chief Operating Officer from 1998 to 2001. Prior to that, Ms. Morfitt worked for The Pillsbury Company in a succession of marketing and leadership roles beginning in 1982. Ms. Morfitt currently serves on the board of directors of Graco Inc., a publicly traded fluid handling systems and components company, and as the chair of the board of directors of lululemon athletica inc. She previously served on the board of directors of Mercer International, Inc. from 2017 to 2020 and Life Time Fitness, Inc. from 2008 to 2015. She earned her H.B.A. in Marketing & Strategy from the Richard Ivey School of Business at the University of Western Ontario and an M.B.A. from the Schulich School of Business at York University. We believe Ms. Morfitt is qualified to serve on our Board because of her exceptional knowledge of business and strategy and her vast management experience.

DAVID MUSSAFER Age: 60 Director

David Mussafer has served as a member of our Board since August 2021. Prior to the Pre-IPO Reorganization, Mr. Mussafer had been a member of the Board of Managers of Penelope Group GP since January 2020. Mr. Mussafer is Chairman and Managing Partner of Advent International Corporation, which he joined in 1990. Advent International Corporation is affiliated with the Advent Funds that acquired the Olaplex business in January 2020. Prior to Advent, Mr. Mussafer worked at Chemical Bank from 1985 to 1988. Mr. Mussafer has led or co-led more than 30 buyout investments at Advent across a range of industries. Mr. Mussafer’s current directorships include lululemon athletica inc. and Thrasio. He previously served on the board of directors of First Watch Restaurant Group, Inc. from 2019 to 2021. Mr. Mussafer holds a B.S.M., cum laude, from Tulane University and an M.B.A. from the Wharton School of the University of Pennsylvania. We believe Mr. Mussafer is qualified to serve on our Board because his extensive experience enables him to provide valuable insights regarding board processes and operations as well as the relationship between our Board and stockholders.

EMILY WHITE Age: 44 Director

Emily White has served as a member of our Board since August 2021. Prior to the Pre-IPO Reorganization, Ms. White had been a member of the Board of Managers of Penelope Group GP since January 2020. She has served as President of Anthos Capital, a Los Angeles-based investment firm, since 2018. She spent the last two decades helping build and operate some of technology’s most notable companies including Google, Facebook, Instagram and Snapchat. Ms. White served as Snapchat’s Chief Operating Officer from 2014 to 2015. Prior to joining Snapchat, Ms. White held several leadership roles at Facebook Inc. from 2010 to 2013, including Director of Local Business Operations, Director of Mobile Business Operations and Head of Business Operations at Instagram. From 2001 to 2010, Ms. White worked at Google, where she ran North American Online Sales and Operations, Asia Pacific & Latin America business and the Emerging Business channel. Ms. White's current directorships include lululemon athletica inc. and Guayakí Yerba Mate, S.P.C. Ms. White previously served on the board of directors of Northern Star Investment Corp. IV from 2021 to 2023, Graco Inc. from 2018 to 2022, Railsbank Technology Limited from 2020 to 2022 and Zayo Group Holdings, Inc. from 2017 to 2020. She has also served on the boards of the National Center for Women in I.T., a non-profit coalition working to increase the participation of girls and women in computing and technology, and X-Prize, a non-profit focused on creating breakthroughs that pull the future forward. She received a B.A. in Art History from Vanderbilt University. We believe Ms. White is qualified to serve on our Board because of her extensive experience with social networking and technology companies, her understanding of the demographics in which our principal customers reside and the diversity in background and experience she provides to our Board.

Class III – Directors with Terms Expiring in 2024

CHRISTINE DAGOUSSET Age: 58 Chair of the Board of Directors

Christine Dagousset has served as a member of our Board since August 2021. Prior to the Pre-IPO Reorganization, Ms. Dagousset had been a member of the Board of Managers of Penelope Group GP since May 2020. Ms. Dagousset is the Global Open Innovation Officer at Chanel, where she develops, strategically evaluates, tests and implements long term business initiatives and builds innovation capabilities for Chanel, including minority investments, to further develop next generation value drivers. Ms. Dagousset previously served as Chanel's Global Long Term Development Officer from 2018 to 2023 and as its Global President of Fragrances and Beauty from 2014 to 2018, leading the operations and strategic direction of this business and developing key business capabilities including marketing, retail, customer relationship management, digital, operations and research and development. Prior to that, she held other leadership roles at Chanel from 1998 to 2014, including General Manager Fragrances and Beauty USA from 2005 to 2014 and Senior Vice President Skincare from 1998 to 2005, after spending a decade at L’Oréal in product development and management roles, including leading Biotherm in Austria. Ms. Dagousset’s current directorships include Capsum, a developer of cosmetic innovation technologies, since 2016, and Detox Market, a clean beauty marketplace, since 2018. Ms. Dagousset earned a Marketing Degree from Institut Supérieur de Gestion ISG. We believe Ms. Dagousset is qualified to serve on our Board as she is a results-oriented, strategic thinker with proven success in brand building, global management and product development at a global level. Ms. Dagousset’s extensive experience in the beauty industry consistently enables her to provide valuable and current insights to the Board.

TRICIA GLYNN Age: 42 Lead Director

Tricia Glynn has served as a member of our Board since August 2021. Prior to the Pre-IPO Reorganization, Ms. Glynn had been a member of the Board of Managers of Penelope Group GP since January 2020. Ms. Glynn has worked at Advent International Corporation since 2016 where she currently serves as a managing partner, focusing on buyouts and growth equity investments in the retail, consumer and leisure sector. Advent International Corporation is affiliated with the Advent Funds that acquired the Olaplex business in January 2020. Ms. Glynn previously served as a managing director at Advent from 2016 to 2022. Prior to Advent, Ms. Glynn spent 15 years investing across both Bain Capital Private Equity and the Private Equity Group of Goldman, Sachs & Co. She has closed transactions across the retail, healthcare, business services, real estate and media sectors, both domestically and internationally. Ms. Glynn's current directorships include First Watch Restaurant Group, Inc. and Orveon, Inc. She previously served on the board of directors of SavageXFenty from 2021 to 2022, lululemon athletica inc. from 2017 to 2021 and Burlington Stores Inc. from 2012 to 2018. Ms. Glynn earned a B.A. in Biochemical Sciences cum laude from Harvard College and an M.B.A., with high distinction, as a Baker Scholar from Harvard Business School. We believe Ms. Glynn is qualified to serve on our Board because her experience advising and investing in retail and consumer companies enables her to provide valuable and current insights to our Board.

JUE WONG Age: 59 President, Chief Executive Officer and Director

JuE Wong has served as a member of our Board and as our President and Chief Executive Officer since August 2021. She has also served as Chief Executive Officer of Olaplex, Inc. since January 2020. Prior to the Pre-IPO Reorganization, Ms. Wong had been a member of the Board of Managers of Penelope Group GP since February 2020. Ms. Wong has extensive experience in scaling business and financial performance for all classes of business from emerging businesses, middle market growth organizations and established/legacy companies. She has strategic and operating expertise in digital and technology-driven platforms of growth. Prior to joining Olaplex, Ms. Wong served as the Global Chief Executive Officer of Moroccanoil Inc. from 2017 to 2019, the President of Elizabeth Arden from 2015 to 2017, and the Chief Executive Officer of StriVectin from 2012 to 2015. Ms. Wong currently serves as a director of Cosmetic Executive Women and Committee of 200 (C200). Ms. Wong earned a B.A. (Honors) in Political Science from the Australian National University. We believe that Ms. Wong is qualified to serve on our Board because of her expertise in the beauty industry and vast management experience.

Class I – Directors with Terms Expiring in 2025

DEIRDRE FINDLAY Age: 49 Director

Deirdre Findlay has served as a member of our Board since August 2021. Prior to the Pre-IPO Reorganization, Ms. Findlay had been a member of the Board of Managers of Penelope Group GP since September 2020. Ms. Findlay has served as the Chief Marketing Officer of McAfee Corp. since January 2023. Previously, Ms. Findlay served as the Chief Marketing Officer and Head of Consumer Revenue at Condé Nast from 2020 to 2023 and the Chief Marketing Officer of Stitch Fix from 2018 to 2020. Prior to Stitch Fix, she served as Senior Director of Global Hardware Marketing with Google from 2013 to 2018, Senior Director of Consumer Marketing at eBay from 2011 to April 2013, and Senior Vice President of Digitas from 2000 to 2011. Ms. Findlay currently serves on the board of directors of Sonos, Inc. Ms. Findlay holds a B.A. in Economics from Williams College and an M.B.A. from The Tuck School of Business at Dartmouth College. We believe Ms. Findlay is qualified to serve on our Board because of her extensive experience in digital marketing and her consumer insights leadership.

MICHAEL WHITE Age: 35 Director

Michael White has served as a member of our Board since August 2021. Prior to the Pre-IPO Reorganization, Mr. White had been a member of the Board of Managers of Penelope Group GP since January 2020. Mr. White is a principal at Advent International Corporation and has focused on buyouts and growth equity investments in the retail, consumer and leisure sector since joining Advent in 2019. Advent International Corporation is affiliated with the Advent Funds that acquired the Olaplex business in January 2020. Prior to Advent, Mr. White worked at TPG Capital from 2012 to 2018 and Bain & Company from 2009 to 2012. Mr. White is currently a director at Orveon, Inc. He previously served on the board of directors of First Watch Restaurant Group, Inc. from 2019 to April 2023. Mr. White earned an H.B.A. with distinction and an Ivey Scholar designation from Ivey Business School at Western University and an M.B.A., with distinction, from Harvard Business School. We believe Mr. White is qualified to serve on our Board because of his experience advising and investing in retail and consumer companies.

PAULA ZUSI Age: 62 Director

Paula Zusi has served as a member of our Board since August 2021. Prior to the Pre-IPO Reorganization, Ms. Zusi had been a member of the Board of Managers of Penelope Group GP since July 2020. In 2015, Ms. Zusi founded Global Retail Advisors, LLC, which provides consulting on supply chain and operational capabilities to companies and investment firms, including Advent International Corporation and some of its portfolio companies. Advent International Corporation is affiliated with the Advent Funds that acquired the Olaplex business in January 2020. Ms. Zusi specializes in driving gross margin improvement, as well as building supply chain and operational capabilities for high growth companies. Previously, Ms. Zusi was the Executive Vice President and Chief Supply Chain Officer at Ann Inc., the parent company of the Ann Taylor and Loft brands, from 2008 to 2014. Prior to joining Ann Inc., Ms. Zusi was the Corporate Vice President at Liz Claiborne, Inc. from 1999 to 2008. Prior to joining Liz Claiborne, Inc., Ms. Zusi held leadership roles in various apparel and retail related companies. Ms. Zusi is currently a board member and former Chairman of the American Apparel and Footwear Association and serves on the Advisory Board of the University of Delaware college of Fashion and Apparel studies. Ms. Zusi earned a B.S. in Fashion and Apparel Studies from the University of Delaware. We believe Ms. Zusi is qualified to serve on our Board because of her more than 30 years of experience in supply chain and operations.

Director Skills Matrix
Our directors have a diverse set of skills that we believe are necessary to create an effective board. Set forth below are qualifications and experiences that we consider important to oversee the management of our business.

Name	Retail Industry	Service on Other Public Company Boards	International Markets	Strategy	Marketing / Brand Development	Senior Leadership	Finance / Accounting
Christine Dagousset	X		X	X	X	X	X
Deirdre Findlay		X	X		X	X
Tricia Glynn	X	X	X	X		X	X
Janet Gurwitch	X		X	X	X	X	X
Martha Morfitt	X	X	X	X	X	X	X
David Mussafer	X	X	X	X		X	X
Emily White		X		X	X	X	X
Michael White	X	X		X			X
JuE Wong	X		X	X	X	X	X
Paula Zusi	X					X	X

NON-EMPLOYEE DIRECTOR COMPENSATION
The following table sets forth information concerning the compensation earned by our non-employee directors during fiscal year 2022. Mses. Wong and Walden did not receive any compensation for their respective service as a director during fiscal year 2022. The compensation Mses. Wong and Walden received in respect of their employment is included in the section entitled “Executive Compensation — Compensation Tables — Summary Compensation Table.”

Name	Fees earned or paid in cash ($)	Stock awards ($)	Total ($)
	(1)	(2)
Christine Dagousset	160,000	250,001	410,001
Deirdre Findlay	115,000	150,007	265,007
Tricia Glynn	150,000	150,007	300,007
Janet Gurwitch	116,766	150,007	266,773
Martha Morfitt	130,000	150,007	280,007
David Mussafer	110,000	150,007	260,007
Emily White	110,000	150,007	260,007
Michael White	108,234	150,007	258,241
Paula Zusi	115,000	150,007	265,007
(1)     Amounts shown in this column reflect cash retainers earned by our directors in fiscal year 2022 at a rate of $100,000 per year plus applicable amounts for each additional chair, lead director or committee membership position as described further below. Amounts shown for Ms. Gurwitch and Mr. White reflect pro-rated fees for their service on the Audit Committee in fiscal year 2022, as Ms. Gurwitch became a member of the Audit Committee on July 19, 2022, and Mr. White ceased to serve on the Audit Committee on July 19, 2022.
(2)     Amounts shown in this column reflect the aggregate grant date fair value of restricted stock units in Olaplex Holdings, Inc. granted in fiscal year 2022, computed in accordance with the Accounting Standards Codification of the Financial Standards Board (“FASB ASC”), Topic 718, excluding the effect of estimated forfeitures. The assumptions used to calculate this amount are disclosed in Note 11 to the Company's consolidated financial statements for the year ended December 31, 2022, filed with our Annual Report on Form 10-K for fiscal year 2022.
As of December 31, 2022, the non-employee members of our Board held the number of restricted stock units in Olaplex Holdings, Inc. shown in the table below. These restricted stock units are eligible to vest in full on July 19, 2023, subject to the director’s continued service through such date.

Name	Restricted stock units (#)
Christine Dagousset	14,476
Deirdre Findlay	8,686
Tricia Glynn	8,686
Janet Gurwitch	8,686
Martha Morfitt	8,686
David Mussafer	8,686
Emily White	8,686
Michael White	8,686
Paula Zusi	8,686
As of December 31, 2022, the non-employee members of our Board held the number of options to purchase shares of Common Stock of Olaplex Holdings, Inc. set forth in the table below. These options are eligible to vest as set forth in the table, subject to the director’s continued service through the applicable vesting date. Each director’s options vest in full upon a change of control, subject to the director’s continued service through the change of control.

Name	Stock options (#)	Vesting schedule
Christine Dagousset	506,250
•236,205 options were vested as of December 31, 2022.
•173,745 options are eligible to vest in three equal installments on each of May 1, 2023, May 1, 2024, and May 1, 2025.
•96,300 options are eligible to vest in two equal installments on October 4, 2023 and October 4, 2024.

Deirdre Findlay	506,250
•236,205 options were vested as of December 31, 2022.
•173,745 options are eligible to vest in three equal installments on each of September 28, 2023, September 28, 2024, and September 28, 2025.
•96,300 options are eligible to vest in two equal installments on October 4, 2023 and October 4, 2024.

Janet Gurwitch	1,350,000
•630,089 options were vested as of December 31, 2022.
•462,510 options are eligible to vest in three equal installments on each of May 1, 2023, May 1, 2024, and May 1, 2025.
•257,401 options are eligible to vest in two equal installments on October 4, 2023 and October 4, 2024.

Martha Morfitt	376,110
•48,150 options were vested as of December 31, 2022.
•231,660 options are eligible to vest in four equal installments on each of April 20, 2023, April 20, 2024, April 20, 2025, and April 20, 2026.
•96,300 options are eligible to vest in two equal installments on October 4, 2023 and October 4, 2024.

Paula Zusi	506,250
•236,205 options were vested as of December 31, 2022.
•173,745 options are eligible to vest in three equal installments on each of July 21, 2023, July 21, 2024, and July 21, 2025.
•96,300 options are eligible to vest in two equal installments on October 4, 2023 and October 4, 2024.

Our Compensation Committee is responsible for reviewing, assessing and making recommendations to our Board regarding the compensation and benefits of our non-employee directors.
Under our non-employee director compensation policy, adopted in connection with our initial public offering ("IPO") in consultation with the Compensation Committee’s independent compensation consultant—the Human Capital Solutions practice of Aon Consulting, Inc. (“Aon”)—each non-employee director receives an annual cash retainer for service on our Board and an additional annual cash retainer for service on any committee of our Board or for serving as the chair of our Board or any of its committees, in each case, pro-rated for partial years of service, as follows:
•each non-employee director receives an annual cash retainer of $100,000 ($150,000 for the chair of our Board and $120,000 for the lead director);
•each non-employee director who is a member of the Audit Committee receives an additional annual cash retainer of $15,000 ($30,000 for the Audit Committee chair);
•each non-employee director who is a member of the Compensation Committee receives an additional annual cash retainer of $10,000 ($20,000 for the Compensation Committee chair); and
•each non-employee director who is a member of the Nominating and Corporate Governance Committee receives an additional annual cash retainer of $10,000 ($15,000 for the Nominating and Corporate Governance Committee Chair).
On the date of the first Board meeting following each annual meeting of our stockholders, each non-employee director is granted an award of restricted stock units of Olaplex Holdings, Inc. with an aggregate value of approximately $150,000 (or $250,000 in the case of the chair of our Board). Each annual award will vest on the first anniversary of the date of grant, subject to the non-employee director’s continued service as a director through such date.

All cash retainers are paid quarterly, in arrears, or upon the earlier resignation or removal of the non-employee director.
Each non-employee director is entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of our Board and any committee on which he or she serves.

CORPORATE GOVERNANCE
Board Meetings and Executive Sessions
Our Board held eight meetings during fiscal year 2022. In fiscal year 2022, no member of our Board attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which she/he was a director) and (ii) the total number of meetings held by all committees of our Board on which she/he served (held during the period that such director served). While the Company does not have a policy regarding directors’ attendance at the annual meeting of stockholders, directors are encouraged to attend. All of the directors then serving attended the 2022 annual meeting of stockholders.
Periodically throughout the year, the non-employee directors meet in executive session without members of management present. In accordance with our Corporate Governance Guidelines, the independent directors meet in executive session at least once a year. These meetings allow such directors to discuss issues of importance to the Company, including the business and affairs of the Company and matters concerning management, without any member of management present.
Controlled Company Status
We are a “controlled company” within the meaning of the corporate governance standards of the Nasdaq Stock Market LLC (the "Nasdaq Rules"). Under the Nasdaq Rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or other company is a “controlled company” and may elect, and we have elected, not to comply with certain corporate governance standards, including the requirements that (1) a majority of our Board consist of independent directors, (2) our Board have a compensation committee that consists entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (3) our director nominations be made, or recommended to our full Board, by our independent directors or by a nominations committee that consists entirely of independent directors and that we adopt a written charter or board resolution addressing the nominations process. In the event that we cease to be a “controlled company” and our shares continue to be listed on the Nasdaq Global Select Market, we will be required to comply with these provisions within the applicable transition periods.
Board Independence
Our Corporate Governance Guidelines provide that our Board shall consist of such number of directors who are independent as is required by and determined in accordance with the Nasdaq Rules and applicable laws. Under our Corporate Governance Guidelines, an “independent” director is a director who meets the qualification requirements for being an independent director under applicable laws and the Nasdaq Rules, including the requirement that the Board must have affirmatively determined that the director has no material relationships with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company in order to be considered “independent.” To guide its determination as to whether or not a business or charitable relationship between the Company and an organization with which a director is so affiliated is material, the Board, or designated committee of the Board, may from time to time adopt categorical standards of independence.
Since we are a “controlled company" under the Nasdaq Rules, the Board is not required to consist of a majority of independent directors and the Compensation Committee and the Nominating and Corporate Governance Committee are not required to consist entirely of independent directors. The Board has determined to rely on exemptions permitted for controlled companies under the Nasdaq Rules.
Committees and Committee Composition
During fiscal year 2022, the Board had three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The members of each committee are appointed by the Board and serve until their successor is elected and qualified, unless they are earlier removed or resign. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. In reliance on exemptions permitted for a “controlled company” within the meaning of the Nasdaq Rules, our Compensation Committee and Nominating and Corporate Governance Committee are not composed entirely of independent directors as defined under the Nasdaq Rules. The controlled company exemptions do not modify the independence requirements for the Audit Committee, and we currently comply with the audit committee requirements of the Sarbanes-Oxley Act of 2002, as amended, and the Nasdaq Rules. Pursuant to such requirements, the Audit Committee must be composed of at least three members, a majority of whom must be independent within 90 days of the listing of our Common Stock on the Nasdaq Global Select Market, and all of whom must be independent within one year of the listing of our Common Stock on the Nasdaq Global Select Market. The table below provides information about the membership of these committees during fiscal year 2022:

Name	Audit	Compensation	Nominating and Corporate Governance
Christine Dagousset		X
Deirdre Findlay			C
Tricia Glynn		C	X
Janet Gurwitch*	X		X
Martha Morfitt	C
David Mussafer		X
Emily White			X
Michael White*
Paula Zusi	X
Number of meetings during fiscal year 2022	5	4	4
C    Committee Chairperson
*Mr. White served as a member of the Audit Committee during fiscal year 2022 until July 19, 2022. In compliance with the Nasdaq Rules requirement that the Audit Committee consist entirely of independent directors within one year of the listing of our Common Stock on the Nasdaq Global Select Market, Mr. White ceased to serve on the Audit Committee on July 19, 2022. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, determined that Ms. Gurwitch met the independence requirements of the Exchange Act and the Nasdaq Rules and fulfilled the requirements for membership on the Audit Committee and appointed Ms. Gurwitch to the Audit Committee on July 19, 2022.
Audit Committee — The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. The Audit Committee reports to the Board and is responsible for the following:
•assisting the Board in its oversight and, as applicable, approval of (i) the integrity of the consolidated financial statements of the Company, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the Company’s independent auditors and the Company’s internal audit function, (iv) the Company’s internal control over financial reporting, (v) the Company’s compliance with legal and regulatory requirements, (vi) related party transactions, and (vii) the Company’s policies, procedures and practices with respect to risk management and mitigation, including the Company’s risks related to information security, cyber security and data protection;
•determining whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve audit, audit-related, tax and other services, if any, to be provided by the independent auditors; and
•preparing the audit committee report that the SEC rules require be included in the Company’s annual proxy statement.
The Audit Committee consists of Janet Gurwitch, Martha Morfitt and Paula Zusi, with Martha Morfitt serving as the chairperson of the Audit Committee. Our Board has determined that each of Janet Gurwitch, Martha Morfitt and Paula Zusi meets the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Nasdaq Rules. Our Board has determined that Martha Morfitt has financial sophistication as contemplated under the Nasdaq Rules and is an “audit committee financial expert” within the meaning of the applicable rules of the SEC. Our Board has adopted a written charter under which the Audit Committee operates. A copy of the charter, which satisfies the applicable standards of the SEC and the Nasdaq Rules, is available on our Investor Relations website at https://ir.olaplex.com/ under “Governance.”
Compensation Committee — The purpose of the Compensation Committee is to assist the Board in fulfilling its responsibilities relating to (i) oversight of the compensation and benefits of the Company’s officers, employees and directors, (ii) assessing the adequacy of the Company’s compensation principles and philosophy and (iii) oversight of the Company’s compensation, benefit and equity-based plans. The Compensation Committee consists of Christine Dagousset, Tricia Glynn and David Mussafer, with Tricia Glynn serving as the chairperson of the Compensation Committee. Our Board has adopted a written charter under which the Compensation Committee operates. A copy of the charter, which satisfies the applicable standards of the SEC and the Nasdaq Rules, is available on our Investor Relations website at https://ir.olaplex.com/ under “Governance."
Nominating and Corporate Governance Committee — The purpose of the Nominating and Corporate Governance Committee is to (i) identify individuals qualified to become members of the Board, (ii) recommend to the Board director nominees for the next annual meeting of stockholders, (iii) develop and recommend to the Board a set of corporate governance guidelines applicable to the Company, (iv) oversee policies and practices with respect to corporate social responsibility, environmental sustainability and climate-related matters applicable to the Company and (v) oversee the evaluation of the Board and its committees. The Nominating and Corporate Governance Committee consists of Deirdre Findlay, Janet Gurwitch, Tricia Glynn and Emily White, with Deirdre Findlay serving as the chairperson of the Nominating and Corporate Governance Committee. Our Board has adopted a written charter under which the Nominating and Corporate Governance Committee operates. A copy of the charter, which satisfies the applicable standards of the SEC and the Nasdaq Rules, is available on our Investor Relations website at https://ir.olaplex.com/ under “Governance."
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.
Our Board’s Role in Risk Oversight
It is management’s responsibility to manage risk and bring to the Board’s attention risks that are material to Olaplex. The Board has oversight responsibility for the systems established to report, monitor and mitigate the most significant risks applicable to Olaplex. The Board believes that evaluating the executive team’s management of the various risks confronting Olaplex is one of its most important areas of oversight. In accordance with this responsibility, the Board administers its risk oversight role directly and through its committee structure and the committees’ regular reports to the Board at Board meetings. The Board reviews key objectives and strategic business plans, oversees the Company’s risk management and mitigation activities, and oversees and monitors the administration of the policies and procedures to safeguard the integrity of the Company’s business operations and financial reporting and to promote compliance with applicable laws and regulations. The Audit Committee is responsible for assisting the Board in its oversight of the Company's policies, procedures and practices with respect to risk management and mitigation, including the Company's financial risks and risks related to information security, cybersecurity and data protection. In addition, the Audit Committee oversees financial and accounting matters, including financial reporting, disclosure, internal controls over financial reporting, ethics and compliance programs, and legal and regulatory compliance. The Compensation Committee oversees and assesses the adequacy of, and any risk inherent in, the Company’s compensation policies and practices and benefits, as well as reviews and administers compensation programs, plans and arrangements.
Commitment to Social and Environmental Consciousness
We believe our responsibility extends beyond our products that build better hair. We continue to evaluate the impact we have on our environment and communities in an effort to further integrate sustainability and social impact into our strategy and business operations. In 2022 we began a partnership with a sustainability strategy firm to perform a double materiality assessment of various Environmental, Social and Governance factors relevant to the Company. This assessment, which will also incorporate feedback from several of our stakeholder groups, will be used by us to develop our multi-year Environmental, Social and Governance strategy.
•Environmental Sustainability. Our cruelty-free, non-toxic formulas are free of Parabens, Sodium Lauryl Sulfate “SLS”, Sodium Lauryl Ether Sulfate “SLES”, Phthalates and Phosphates. From our early days we have also limited the use of secondary packaging for our products. We estimate that between 2015 to 2022 we avoided the use of approximately 6.9 million pounds of paper packaging, which we estimate prevented approximately 56 million pounds of greenhouse gas from being emitted into the environment, conserved approximately 91 million gallons of water and saved approximately 70,000 trees from deforestation. In 2022, we also began a partnership with a leading sustainability rating provider to assess the sustainability practices of our third party manufacturing and logistics partners.
•Charitable donations. In March 2022, we introduced the Shopping Gives program to our website. Shopping Gives is a charitable initiative whereby we donate $1 for every order that a retail or professional customer places, at no additional cost to the customer. Customers can choose from a list of causes to benefit from their purchase.
•Supporting Small Businesses. We are invested in the success of our hairstylist community as their businesses grow alongside ours. We are especially focused on providing support to the small business community and minority hairstylists. Currently, 98% of our salon community is made up of small businesses and a meaningful percentage of our hairstylists identify as racial or ethnic minorities.
Diversity, Equity and Inclusion
We believe it is important that our employees reflect the diversity of our hairstylist and consumer communities, and our focus on Diversity, Equity and Inclusion remains a key differentiator in both our consumer strategy and internal culture. Our current Olaplex employees include former hairstylists whose unique perspectives and insights have helped us better understand our diverse consumer base and what matters to them. As a result of our efforts, we have created a diverse workplace environment where 76% of our employees identify as female and 45% identify as non-white as of December 31, 2022. Additionally, eight of the ten members of our Board identify as female. We know through experience that different ideas, perspectives and backgrounds create a stronger and more creative work environment that can deliver better results.
In January 2021, we established DEI Champions within the Company who reinforce our collective commitment to foster a diverse, equitable and inclusive culture. Their roles are to identify opportunities to further engage our teammates through training and education, encouraging candid conversations and leading by example. The team is led by a diverse group of six individual volunteers across different departments.
Diversity and Board Expertise
We seek to have a Board that represents diversity as to experience, gender and ethnicity/race, but we do not have a formal policy with respect to diversity. We also seek to have a Board that embodies a combination of skills, judgment and professional experience necessary to oversee our business. The Board considers the qualifications of directors and director candidates individually and in the broader context of its overall diversity and composition and the Company's current and future needs.

Board Diversity Matrix (as of April 28, 2023)
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	8	2	-	-
Part II: Demographic Background
African American or Black	1	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	1	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	6	2	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Demographic Background Undisclosed	-
Board and Committee Annual Performance Reviews
Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee is responsible for reporting annually to the Board an evaluation of the overall performance of the Board. In addition, the written charters of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee provide that each such committee shall evaluate its performance as well as its role and responsibilities at least annually. The Nominating and Corporate Governance Committee recommends to the Board processes for such annual evaluations, oversees the processes for such annual evaluations, and annually reports to the Board the results of such evaluations.
Director Nominations
Criteria for and Process of Identifying and Evaluating Candidates for Consideration as a Director Nominee
Under its charter, our Nominating and Corporate Governance Committee is responsible for recommending to the Board candidates to stand for election to the Board at the Company’s annual meeting of stockholders and for recommending candidates to fill vacancies on the Board that may occur between annual meetings of stockholders, as needed. The Nominating and Corporate Governance Committee may receive recommendations for director candidates from a number of sources, including Board members, our President and Chief Executive Officer and other relevant stakeholders, and may also, in its discretion, retain a third-party search firm to assist in identifying director candidates. Our Corporate Governance Guidelines provide that each director should possess a combination of skills, judgment and professional experience necessary to oversee the Company’s business. Board members are expected to become and remain informed about the Company, its business and its industry and rigorously prepare for, attend and participate in all Board and applicable committee meetings. The Nominating and Corporate Governance Committee considers, in light of our business, each director nominee’s experience, qualifications, attributes and skills, including those that are identified in the biographical information contained in this Proxy Statement. The Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall diversity and composition and the Company’s current and future needs.

Procedures for Recommendation of Director Nominees by Stockholders
The Nominating and Corporate Governance Committee considers properly submitted recommendations for candidates to the Board from stockholders in accordance with our Second Amended and Restated Bylaws (“Bylaws”). Any stockholder may submit in writing a candidate for consideration for each stockholder meeting at which directors are to be elected by no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days of such anniversary date, we must receive the notice no earlier than the close of business on the 120th day prior to the current year's annual meeting nor later than the close of business on the later of (i) the 90th day prior to the date of the current year's annual meeting and (ii) the tenth day following the day on which the date of the current year's annual meeting is first disclosed in a public announcement. Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information and the information required by Section 1.2 of our Bylaws, including a statement indicating whether such stockholder intends to solicit proxies in support of a director nominee other than Olaplex’s nominees in accordance with Rule 14a-19 under the Exchange Act. The Nominating and Corporate Governance Committee evaluates director candidates recommended by stockholders in the same manner as candidates from other sources.
Board Leadership Structure
Our Board has elected Christine Dagousset as the Chair of the Board. While our Corporate Governance Guidelines allow for our Chair to also be an executive officer, the Board believes that it is currently in the best interests of the Company to separate these roles. Our Board has also elected Tricia Glynn as Lead Director.
Our Board considers it important to retain flexibility to exercise its judgment as to the most appropriate management structure for the Company, based on the particular circumstances facing the Company from time to time. Currently, the Board believes that the combination of the Chair and Lead Director provides an effective balance for the management of the Company and is in the best interest of our stockholders at this point in time.
Board Structure
Since our IPO, we have maintained a board structure in which directors are divided into three classes, and one class is elected each year to serve a three-year term. The Board believes that this board structure promotes continuity and stability of strategy, encourages a long-term perspective by Company management because a majority of directors will always have experience as directors of the Company, and facilitates the ability of the Board to focus on creating long-term stockholder value.
Succession Planning
The Nominating and Corporate Governance Committee oversees management’s plans for succession to senior management positions in the Company. The Chief Executive Officer reviews succession planning and management development with the Board and the Nominating and Corporate Governance Committee on an annual basis. This succession planning includes the development of policies and principles for selection of the Chief Executive Officer, including succession in the event of an emergency or retirement.
Policies Relating to Directors and Service
Our Corporate Governance Guidelines require that any directors who retire or otherwise change the principal occupation or background association they held when they were originally invited to join the Board shall provide notice of the change to the chairperson of the Nominating and Corporate Governance Committee or the Board and, if the Nominating and Corporate Governance Committee determines it to be appropriate, offer to resign from the Board. The Board does not believe that directors who retire or otherwise change the principal occupation or background association they held when they were originally invited to join the Board should necessarily leave the Board. There should, however, be an opportunity for the Board, taking into account the recommendations of the Nominating and Corporate Governance Committee, to review the continued appropriateness of that director’s membership under the circumstances.

Pursuant to our Corporate Governance Guidelines, if our Chief Executive Officer resigns from that position, she or he shall also offer her or his resignation from the Board to the Nominating and Corporate Governance Committee, through its chairperson, as well as offer her or his resignation from the boards of directors of any subsidiaries of the Company on which she or he serves. Whether that individual continues to serve on the Board is a matter for discussion at that time between the Nominating and Corporate Governance Committee, the Board and the new Chief Executive Officer. In addition, a director, other than the Chief Executive Officer, who is also an employee of the Company shall offer her or his resignation from the Board, as well as offer her or his resignation from the boards of any subsidiaries of the Company on which she or he serves, to the Nominating and Corporate Governance Committee, contemporaneously with her or his retirement/resignation from the management of the Company. The Board, taking into account the recommendations of the Nominating and Corporate Governance Committee, will then have an opportunity to review the continued appropriateness of that director’s membership under the circumstances.
In general, the Board does not have a policy limiting the number of other public company boards of directors upon which a director may sit. However, our Corporate Governance Guidelines provide that the number of other boards of directors (or comparable governing bodies), particularly with respect to public companies, on which a prospective nominee is a member may be a factor considered by the Board in recommending any candidate for nomination. Although the Board does not impose a limit on outside directorships, it does recognize the substantial time commitments attendant to membership on the Board and expects that directors rigorously prepare for, attend and participate in all Board and applicable committee meetings. Each director is expected to ensure that other existing and planned future commitments do not materially interfere with her or his service as a director.
Pursuant to our Audit Committee charter, members of the Audit Committee may serve on no more than three additional public company audit committees simultaneously without prior review and determination by the Board that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee.
The Board does not believe it should establish term limits or a mandatory retirement age. While term limits and mandatory retirement could help ensure that there are fresh ideas and viewpoints available to the Board, the Board believes such benefits are outweighed by the disadvantage of potentially losing the contribution of directors who over time have developed increasing insight into the Company and its operations or who otherwise bring valuable contributions to the Board.
Communications with Directors
Stockholders and other interested parties may communicate directly with the Board, the non-employee directors or the independent directors as a group, or specified individual directors, by e-mailing such individual or group at c/o Secretary, Olaplex Holdings, Inc., at proxy@olaplex.com. The Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the Board.
Code of Conduct and Ethics
We have adopted a written Code of Conduct and Ethics applicable to all of our directors, officers, employees and “Business Associates,” which includes brand ambassadors, brand advocates, vendors and contractors performing services or carrying out activities on behalf of the Company. The Code of Conduct and Ethics is designed to ensure that our business is conducted with integrity. It covers, among other things, professional conduct, conflicts of interest, accurate recordkeeping and reporting, public communications and the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. There may be no substantive amendment or waiver of any part of the Code of Conduct and Ethics, except with the approval of the Board or a designated committee, which will ascertain whether an amendment or waiver is appropriate and ensure that any amendment or waiver is accompanied by appropriate controls designed to protect the Company. In the event that any substantive amendment is made or any waiver is granted, the waiver will be posted on our Investor Relations website.

Policy Against Hedging of Stock
Our Insider Trading Policy prohibits our directors, officers, employees and other persons covered by our Insider Trading Policy from entering into hedging transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, because such transactions may permit a director, officer or employee to continue to own securities obtained through our employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the individual may no longer have the same objectives as our other stockholders.
Stock Ownership Guidelines
On February 28, 2022 (the “Adoption Date”), the Board adopted stock ownership guidelines that require each of our executive officers, all non-employee directors, or “outside directors” other than members of the Board who are designated by investment funds affiliated with Advent International Corporation (“Outside Directors”) and all other executives of the Company designated by the Compensation Committee as subject to the guidelines (each, a “Designated Executive,” and collectively with the executive officers, “Covered Employees”) to maintain a stock ownership level equal to a specific multiple of their total target annual cash compensation or their annual retainer, as applicable. Pursuant to the guidelines, (i) our Chief Executive Officer is required to hold vested equity (as measured in accordance with the guidelines) with a value equal to at least five (5) times her or his total target annual cash compensation, (ii) all other Covered Employees are required to hold vested equity with a value equal to at least three (3) times her or his total target annual cash compensation and (iii) Outside Directors are required to hold vested equity with a value equal to five (5) times the amount of the annual retainer paid to Outside Directors for service on the Board (excluding additional chair or lead director, committee or committee chair retainers, if any).
Covered Employees who were employed by the Company as of September 30, 2021 were required to achieve the applicable level of ownership as of the Adoption Date. Covered Employees who commence their employment with the Company after September 30, 2021 will be required to achieve the applicable level of ownership within five (5) years following the later of the Adoption Date and the date the person was initially designated an Executive Officer or Designated Executive.
Outside Directors who were serving on the Board as of September 30, 2021 and who held stock options as of such date were required to achieve the applicable level of ownership as of the Adoption Date. Outside Directors who join the Board after September 30, 2021 or who did not hold stock options as of such date will be required to achieve the applicable level of ownership by the later of (a) the 2026 annual meeting of stockholders; or (b) five (5) years from the date the person first became an Outside Director.
Shares that count toward satisfaction of the guidelines include (i) shares of Common Stock owned outright by the Covered Employee or Outside Director or a member of his or her immediate family, (ii) shares of Common Stock held in trust for the benefit of the Covered Employee or Outside Director or a member of his or her immediate family, (iii) shares of Common Stock held in the Company’s 401(k) plan or deferred compensation retirement plans, and (iv) shares of Common Stock underlying vested incentive equity awards (including, without limitation, vested stock options, vested stock appreciation rights, and vested restricted stock unit awards that have not yet been settled). Unvested equity awards do not count towards satisfaction of the guidelines.
Until the required ownership level is reached, Covered Employees and Outside Directors are required to retain one hundred percent (100%) of the shares of Common Stock, net of applicable tax withholding and the payment of any exercise or purchase price (if applicable), received upon the vesting or settlement of equity awards or the exercise of stock options.
All of our Covered Employees and incumbent Outside Directors have achieved the recommended ownership level, are expected to achieve the recommended ownership level within the required timeframe or, due to a decline in our stock price, are restricted under the guidelines from selling or transferring their shares of Common Stock until the applicable threshold has again been satisfied.

Clawback Policy
Our Board has adopted a clawback policy covering our current and former Section 16 officers and other current or former employees at the vice president level and above. The clawback policy permits us in the event of a restatement of the Company’s financial statements due to material non-compliance with financial reporting requirements under applicable securities laws, subject to certain conditions, to recoup and/or cancel certain cash-based and equity-based compensation granted, paid, earned or that becomes vested in whole or in part based upon the attainment of any financial reporting measure. The clawback policy also provides for the recoupment or cancellation of certain compensation in the event of a covered employee’s termination of employment for cause or breach of a restrictive covenant.
Online Availability of Information
The current versions of our Code of Conduct and Ethics, Corporate Governance Guidelines and charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our Investor Relations website at https://ir.olaplex.com/ under “Governance.”

EXECUTIVE OFFICERS
The following table sets forth the name, age, and position, as of April 28, 2023, of our current executive officers.

Name	Age	Position
JuE Wong	59	President and Chief Executive Officer
Eric Tiziani	45	Chief Financial Officer
Biographical information concerning JuE Wong, our President and Chief Executive Officer, is set forth above under “Board of Directors.”
Eric Tiziani has served as our Chief Financial Officer since August 2021 and has served as the Chief Financial Officer of Olaplex, Inc. since June 2021. Prior to joining Olaplex, Inc., Mr. Tiziani served as a finance leader for over 21 years at Unilever, where he held 11 roles in four countries. Mr. Tiziani has extensive expertise in finance leadership roles, M&A and the beauty industry. Mr. Tiziani served as Chief Financial Officer of Unilever North America from 2018 to 2021, Vice President Finance Unilever Global Beauty & Personal Care and Global R&D in London from 2016 to 2018, Vice President Finance Global Mergers & Acquisitions in London from 2013 to 2016 and Vice President Finance Unilever Canada in Toronto from 2010 to 2013. Mr. Tiziani earned an M.B.A. from Columbia University and a B.A. in Economics from Colgate University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Beneficial Ownership
The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our Common Stock as of April 15, 2023 by:
•    each individual or entity known by us to beneficially own more than 5% of our outstanding Common Stock;
•    each of our named executive officers, directors and director nominees; and
•    all of our directors, director nominees and executive officers as a group.
The percentage of ownership information shown in the table below is based on 654,276,766 shares of Common Stock outstanding as of April 15, 2023.
Beneficial ownership has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after April 15, 2023 through the exercise of any option, warrant or other right. For purposes of calculating each person’s or group’s percentage ownership, shares of Common Stock issuable pursuant to options exercisable within 60 days after April 15, 2023 are included as outstanding and beneficially owned for that person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares shown as beneficially owned. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted. For stockholders who beneficially own more than 5% of our outstanding shares of Common Stock, the shares owned are as of the dates provided in the most recent filings made by such stockholder with the SEC.

Name	Number of Shares	Percentage
Beneficial holders of 5% or more of our outstanding Common Stock:
Advent Funds (1)	499,468,711	76.3%
Mousse Partners (2)	38,136,163	5.8%
FMR LLC (3)	38,042,640	5.8%
Directors and named executive officers:
JuE Wong (4)	13,023,617	2.0%
Tiffany Walden (5)	1,038,619	*
Eric Tiziani (6)	650,090	*
Christine Dagousset (7)	294,120	*
Deirdre Findlay (8)	236,205	*
Tricia Glynn (9)	—	-
Janet Gurwitch (10)	1,121,747	*
Martha Morfitt (11)	269,205	*
David Mussafer (9)	—	-
Emily White (12)	23,624,181	3.6%
Michael White (9)	—	-
Paula Zusi (13)	506,194	*
All directors and executive officers as a group (11 persons) (14)	39,725,359	6.1%
*    Indicates less than 1%
(1)Based on a Schedule 13G filed with the SEC on February 14, 2022 by the Advent Funds (as defined below). Consists of (i) 178,649,759 shares held by Advent International GPE IX Limited Partnership, 36,196,850 shares held by Advent International GPE IX-B Limited Partnership, 14,695,785 shares held by Advent International GPE IX-C Limited Partnership, 15,716,152 shares held by Advent International GPE IX-F Limited Partnership, 50,735,073 shares held by Advent International GPE IX-G Limited Partnership, 58,304,526 shares held by Advent International GPE IX-H Limited Partnership, and 32,399,939 shares held by Advent International GPE IX-I Limited Partnership (collectively, the “Advent IX Cayman Funds”), (ii) 53,588,842 shares held by Advent International GPE IX-A SCSp, 11,181,639 shares held by Advent International GPE IX-D SCSp, 23,162,376 shares held by Advent International GPE IX-E SCSp, and 1,232,119 shares held by Advent International GPE IX Strategic Investors SCSp (collectively, the “Advent IX Luxembourg Funds”), and (iii) 943,950 shares held by Advent Partners GPE IX Limited Partnership, 1,369,396 shares held by Advent Partners GPE IX-A Limited Partnership, 5,510,717 shares held by Advent Partners GPE IX Cayman Limited Partnership, 571,802 shares held by Advent Partners GPE IX-A Cayman Limited Partnership, and 15,209,846 shares held by Advent Partners GPE IX-B Cayman Limited Partnership (collectively, the “Advent IX Partners Funds” and, together with the Advent IX Cayman Funds and the Advent IX Luxembourg Funds, collectively, the “Advent Funds”). GPE IX GP Limited Partnership is the general partner of the Advent IX Cayman Funds, GPE IX GP S.à r.l. is the general partner of the Advent IX Luxembourg Funds, and AP GPE IX GP Limited Partnership is the general partner of the Advent IX Partners Funds. Advent International GPE IX, LLC is the general partner of GPE IX GP Limited Partnership and AP GPE IX GP Limited Partnership, and is the sole shareholder of GPE IX GP S.à r.l. Advent International Corporation is the manager of Advent International GPE IX, LLC and may be deemed to have voting and dispositive power over the shares held by the Advent Funds. Investment decisions on behalf of the Advent Funds are made by a number of individuals, including David M. Mussafer, one of our directors. The address of each of the entities and individuals named in this footnote is c/o Advent International Corporation, Prudential Tower, 800 Boylston St., Suite 3300, Boston, MA 02199.
(2)Based on a Schedule 13G filed with the SEC on February 14, 2022 by Mousserena, L.P. and Charles Heilbronn. Consists of 38,136,163 shares held by Mousserena, L.P. over which Mousserena, L.P. and Charles Heilbronn have shared voting and dispositive power. The address of Mousserena, L.P. is Ugland House, 135 South Church Street, George Town, Grand Cayman KY1-1104 Cayman Islands. The address of Mr. Heilbronn is c/o Mousse Partners Limited, LLC, 9 West 57th St, New York, NY 10019.
(3)Based on a Schedule 13G filed with the SEC on February 9, 2023 by FMR LLC and Abigail P. Johnson. Consists of 38,042,640 shares held by FMR LLC, with FMR LLC having sole voting power over 38,001,537 of such shares, and FMR LLC and Abigail P. Johnson each having sole dispositive power over 38,042,640 of such shares. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(4)Includes 424,562 shares of Common Stock and 12,599,055 shares of Common Stock underlying outstanding stock options exercisable within 60 days of April 15, 2023.
(5)Includes 1,038,619 shares of Common Stock.

(6)Includes 20,000 shares of Common Stock and 630,090 shares of Common Stock underlying outstanding stock options exercisable within 60 days of April 15, 2023.
(7)Includes 294,120 shares of Common Stock underlying outstanding stock options exercisable within 60 days of April 15, 2023.
(8)Includes 236,205 shares of Common Stock underlying outstanding stock options exercisable within 60 days of April 15, 2023.
(9)Each of Mr. Mussafer, Ms. Glynn and Mr. White are employees of Advent International Corporation but do not have beneficial ownership of any of the shares held by the Advent Funds. The address for each of Mr. Mussafer, Ms. Glynn and Mr. White is c/o Advent International Corporation, Prudential Tower, 800 Boylston St., Suite 3300, Boston, MA 02199.
(10)Includes 337,488 shares of Common Stock and 784,259 shares of Common Stock underlying outstanding stock options exercisable within 60 days of April 15, 2023.
(11)Consists of (i) 154,140 shares of Common Stock held directly by Ms. Morfitt, (ii) 9,000 shares of Common Stock held by Patrick Weber, and (iii) 106,065 shares of Common Stock underlying outstanding stock options exercisable within 60 days of April 15, 2023. Ms. Morfitt is the spouse of Mr. Weber and as a result also may be deemed to have beneficial ownership of the shares held directly by Mr. Weber. Ms. Morfitt disclaims beneficial ownership of the shares held by Mr. Weber.
(12)Consists of (i) 23,476,117 shares of Common Stock held by Anthos Capital IV, L.P. (“Anthos Capital IV”) and (ii) 148,064 shares of Common Stock held by Anthos Tribe, L.P. (“Anthos Tribe”). Anthos Associates IV, L.P. (“Anthos Associates IV”) is the general partner of Anthos Capital IV and Anthos Associates GP IV, LLC (“Anthos Associates GP IV”) is the general partner of Anthos Associates IV. Anthos Tribe GP, LLC (“Anthos Tribe GP”) is the general partner of Anthos Tribe. Paul Farr and Bryan Kelly are the sole managers of Anthos Associates GP IV and Anthos Tribe GP. Ms. White is the spouse of Mr. Kelly and as a result also may be deemed to have beneficial ownership of the shares held directly by Anthos Capital IV and Anthos Tribe. Ms. White disclaims beneficial ownership of the shares held by Anthos Capital IV and Anthos Tribe except to the extent of her pecuniary interest therein.
(13)Includes 269,989 shares of Common Stock and 236,205 shares of Common Stock underlying outstanding stock options exercisable within 60 days of April 15, 2023.
(14)Includes 24,839,360 shares of Common Stock and 14,885,999 shares of Common Stock underlying outstanding stock options exercisable by our current officers and directors as a group within 60 days of April 15, 2023.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of our Common Stock with the SEC. Based solely on our review of copies of such reports received or written representations from certain reporting persons that no other reports were required for those persons for fiscal year 2022, we believe that all filing requirements applicable to the Reporting Persons were timely met during fiscal year 2022, except that, due to inadvertent administrative error, each of Christine Dagousset, Deirdre Findlay, Tricia Glynn, Janet Gurwitch, Martha Morfitt, David Mussafer, Emily White, Michael White and Paula Zusi did not timely file a Form 4 to report the grant of RSUs that occurred on July 19, 2022. Each such Form 4 was filed on August 26, 2022.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2022.

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	44,797,369 (1)	$1.43 (2)	45,421,197 (3)
Equity compensation plans not approved by security holders	--	--	--
Total	44,797,369 (1)	$1.43 (2)	45,421,197 (3)
(1)Total reflects outstanding stock options and stock settled stock appreciation rights ("SARs") granted pursuant to the Penelope Holdings Corp. 2020 Omnibus Equity Incentive Plan (the “2020 Plan”) and Olaplex Holdings 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) as of December 31, 2022, including options granted under the 2020 Plan that were converted into options to purchase shares of Common Stock of the Company in the Pre-IPO Reorganization.
(2)Represents weighted-average exercise price of options and SARs outstanding under the 2020 Plan and 2021 Plan.
(3)As of December 31, 2022, reflects 45,421,197 shares available for issuance under the 2021 Plan and no shares available for issuance under the 2020 Plan.

TRANSACTIONS WITH RELATED PERSONS
Registration Rights Agreement
On September 29, 2021, in connection with the IPO, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with our pre-IPO stockholders, including investment funds affiliated with Advent International Corporation (the “Advent Funds”) and certain of our directors and officers. The Registration Rights Agreement provides the stockholders party thereto certain registration rights as described below.
Demand Registration Rights
The Advent Funds have the right to demand that we file registration statements. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances. Upon such a request, we will be required to use reasonable best efforts to promptly effect the registration.
Piggyback Registration Rights
If we propose to register any shares of our equity securities under the Securities Act of 1933, as amended (the "Securities Act"), either for our own account or for the account of any other person, then all holders party to the Registration Rights Agreement will be entitled to notice of the registration and will be entitled to include their shares of Common Stock in the registration statement. These piggyback registration rights are subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances.
Shelf Registration Rights
The Advent Funds are entitled to have their shares of Common Stock registered by us on a Form S-3 registration statement at our expense. These shelf registration rights are subject to specified conditions and limitations set forth in the Registration Rights Agreement.
Expenses and Indemnification
We will pay all expenses relating to any demand, piggyback or shelf registration, other than underwriting discounts and commissions and any transfer taxes, subject to specified conditions and limitations set forth in the Registration Rights Agreement. The Registration Rights Agreement includes customary indemnification provisions, including indemnification of the participating holders of shares of Common Stock and their directors, officers and employees by us for any losses, claims, damages or liabilities in respect thereof and expenses to which such holders may become subject under the Securities Act, state law or otherwise.
The Registration Rights Agreement is filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, as filed with the SEC on November 10, 2021. The foregoing description of the Registration Rights Agreement is qualified by reference thereto.
Tax Receivable Agreement
In connection with the IPO, we completed a corporate reorganization, pursuant to which former members of the board of managers of Penelope Group GP became directors of Olaplex Holdings, Inc., the parent of Olaplex, Inc., our primary operating subsidiary (the “Pre-IPO Reorganization”). On September 29, 2021, in connection with the IPO, we entered into an income tax receivable agreement (the “Tax Receivable Agreement”) that provides the pre-IPO unitholders of Penelope Group Holdings and certain holders of equity awards of Penelope Holdings Corp. (collectively, the “Pre-IPO Stockholders”) the right to receive future payments from us equal to 85% of the amount of cash savings, if any, in U.S. federal, state or local income tax that we or our subsidiaries realize (or are deemed to realize in certain circumstances) on our taxable income following the IPO as a result of the utilization of certain tax attributes existing prior to the IPO, including tax basis in intangible assets and capitalized transaction costs relating to taxable years ending on or before the date of the IPO (calculated by assuming the taxable year of the relevant entity closes on the date of the IPO), that are amortizable over a fixed period of time (including in tax periods beginning after the IPO) and which are available to us and our wholly-owned subsidiaries (collectively, the “Pre-IPO Tax Assets”) and the making of payments under the Tax Receivable Agreement.
Although the actual amount and timing of any payments under the Tax Receivable Agreement will vary depending upon a number of factors including the amount, character and timing of our and our subsidiaries’ taxable income in the future and the tax rates then applicable to us and our subsidiaries, we expect the payments that will be required to be made under the Tax Receivable Agreement will be substantial and to be funded out of working capital. The tax liability is based on current tax laws and the assumption that we and our subsidiaries earn sufficient taxable income to realize the full tax benefits subject to the Tax Receivable Agreement. Updates to our blended state tax rate and allocation of U.S. versus foreign sourced income may impact the established liability and changes would be recorded to other (expense) income in the period we made the determination. We expect that future payments under the Tax Receivable Agreement relating to the Pre-IPO Tax Assets could aggregate to $222.1 million over the 13-year remaining period under the Tax Receivable Agreement. The Tax Receivable Agreement provides that interest, at a rate equal to LIBOR (or if LIBOR ceases to be published, a replacement rate with similar characteristics) plus 3%, accrues from the due date (without extensions) of the tax return to which the applicable tax benefits relate to the date of payment specified by the Tax Receivable Agreement. Payments under the Tax Receivable Agreement, which began in fiscal year 2022, are not conditioned upon the Pre-IPO Stockholders maintaining a continued ownership of the Company. During the fiscal year ended December 31, 2022, the Company made a payment to the Pre-IPO Stockholders of $4.2 million as required pursuant to the terms of the Tax Receivable Agreement.
The Tax Receivable Agreement is filed as Exhibit 10.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 8, 2022. The foregoing description of the Tax Receivable Agreement is qualified by reference thereto.
Technology Services Agreement
In July 2020, we entered into an agreement with CI&T, an information technology and software company, in which the Advent Funds hold a greater than 10% equity interest. During the fiscal year ended December 31, 2022, we paid CI&T approximately $0.4 million for services related to the development, maintenance and enhancement of the Olaplex professional application, as well as other digital marketing services, all of which were negotiated on an arm’s length basis and on market terms.
Arrangements with our Directors and Officers
We have certain agreements with our executive officers which are described in the section entitled “Executive Compensation — Compensation Discussion and Analysis — Elements of our Executive Compensation —Agreements with our Named Executive Officers.”
In addition, we have entered into indemnification agreements with our officers and directors. These agreements and our Bylaws require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights.
Related Party Transaction Policy
We have adopted a policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee is responsible for reviewing and making determinations regarding any related party transactions. The policy applies to transactions, arrangements and relationships or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will, or may be expected to, exceed $120,000 with respect to any calendar year, (2) we (or any of our subsidiaries) are a participant and (3) a Related Person (as defined in such policy) has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).
In the course of reviewing potential related party transactions, the Audit Committee will consider, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

PROPOSAL 2
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act, we are asking stockholders to vote, on a non-binding advisory basis, on how frequently we should seek an advisory vote to approve the compensation of our named executive officers (a "say-on-pay" vote). Stockholders may vote for a frequency of one year, two years, or three years, or may abstain. This vote is commonly known as the “say-on-frequency” vote. As 2024 is the first year in which we are required to hold a say-on-pay vote pursuant to the rules of the SEC, we do not currently have an established frequency for such votes.
The Board believes that an annual vote on named executive officer compensation beginning in 2024 will provide stockholders with the opportunity to provide regular direct input to the Board and the Compensation Committee about the Company’s executive compensation program. Such an annual executive compensation advisory vote is consistent with our policy of reviewing our compensation program annually, as well as seeking regular input from our stockholders on corporate governance and executive compensation matters.
Because your vote is advisory, it will not be binding upon the Company or the Board. The Board may determine that it is in the best interests of our stockholders and the Company to hold a say-on-pay vote more or less frequently than may be indicated by this advisory vote of our stockholders. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to the Board and, accordingly, the Board intends to take into account the outcome of this vote in considering the frequency with which the say-on-pay vote will be held in the future.
While the Board recommends that a say-on-frequency vote occur every year, you are not voting to approve or disapprove of the Board’s recommendation. Rather, you will be able to express your preference regarding the frequency of future say-on-pay votes, as follows: (i) one year, (ii) two years, (iii) three years, or (iv) abstain. The Board and the Compensation Committee will consider the option that receives the most votes as the option selected by stockholders.
The Board recommends a vote for ONE YEAR with respect to Proposal 2, Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation.

EXECUTIVE COMPENSATION
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of Olaplex’s 2022 Proxy Statement. Based on our review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in Olaplex’s 2022 Proxy Statement.
COMPENSATION COMMITTEE
Tricia Glynn, Chair
Christine Dagousset
David Mussafer
Compensation Discussion and Analysis
This Compensation Discussion and Analysis ("CD&A") describes Olaplex’s executive compensation program for fiscal year 2022 and certain aspects of our fiscal year 2023 program. It also explains how the Compensation Committee made fiscal year 2022 compensation decisions for our executives, including the following individuals collectively referred to in this Proxy Statement as our “named executive officers” for fiscal year 2022:
•JuE Wong, President and Chief Executive Officer
•Tiffany Walden, former Chief Operating Officer
•Eric Tiziani, Chief Financial Officer
Mses. Wong and Walden and Mr. Tiziani were our only executive officers in fiscal year 2022. Ms. Walden ceased to serve as an executive officer on October 18, 2022 when she resigned from her position as Chief Operating Officer.
Executive Summary
Through our executive compensation program, we strive to attract, retain and motivate talented executives and provide them with incentives that reward the achievement of Company performance goals that increase value for our stockholders. Our executive compensation program is designed to align our executives’ compensation with the Company’s short- and long-term goals by linking a significant portion of executive pay to performance-based annual bonuses and stock-based equity awards. We use the compensation of our peer group as a reference point when determining the allocation between fixed and variable compensation and when setting target compensation levels. The Compensation Committee also believes that our stock ownership guidelines, described in more detail below, help align our executives’ interests with those of our stockholders.
Compensation Practices
The following elements of our compensation program reflect our commitment to maintaining responsible executive compensation programs:
✓Clawback policy that covers both cash and equity compensation
✓Policy against hedging or pledging of stock
✓Minimum stock ownership requirements
✓Independent compensation consultant

✓No change-in-control agreements
✓No repricing of stock options without stockholder consent
✓No golden parachute or other material tax gross-ups
✓No executive perquisites
Executive Compensation Philosophy and Objectives
Our executive compensation program and our decisions about levels of pay are based on the philosophy that compensation should be competitive and reward our executives for strong Company performance.
The primary objectives of our executive compensation program are to:
✓Attract, motivate and retain talented executives
✓Provide incentives that reward the achievement of Company performance goals that increase value for our stockholders
✓Align our executives’ compensation with the Company’s short- and long-term goals by linking a significant portion of executive pay to performance-based annual bonuses and stock-based equity awards
✓Provide levels of compensation that are competitive with our peers and the broader marketplace
To achieve these objectives, the Compensation Committee evaluates our executive compensation program not less than annually to maintain a design that furthers these objectives.
To maintain pay at competitive levels, the Compensation Committee's general philosophy is to target base salaries, target total cash compensation (base salaries plus target annual cash bonuses) and long-term equity incentives at levels that take into account both market data for our peer companies and broader market compensation data. We also take into consideration the job scope, responsibilities, tenure and individual performance of each executive when setting compensation. For information on our peer companies and use of market data, please see the discussion below under "Peer Group and Market Analyses."
Our annual cash bonus program is intended to link annual cash bonuses to the Company’s achievement of specific corporate goals, as well as each executive’s individual performance, for the applicable year. We have awarded equity-based compensation in the form of stock options that vest over time, which we believe enable our executives to share in our longer-term success, as reflected in the appreciation of our stock price, and help to retain our executives.
Overview of the Role of our Compensation Committee and its Independent Compensation Consultant
Our Compensation Committee is responsible for designing and administering our executive compensation program and determining the compensation of our executive officers. The Compensation Committee has the authority to delegate to subcommittees of the Compensation Committee any of the responsibilities of the full committee. Key aspects of the Compensation Committee's responsibilities include:
•Reviewing and establishing our overall compensation strategy to provide for appropriate rewards and incentives for our management and employees;
•Reviewing and approving corporate goals and objectives relevant to the compensation of our CEO and our other executive officers, evaluating their performance in light of those goals and objectives and, either as a committee or together with the other independent directors (to the extent directed by the Board), determining and approving their compensation, including, as applicable, annual base salaries, short and long-term (including cash-based and/or equity-based) incentive awards and opportunities, and perquisites or other personal benefits;

•Reviewing, assessing and making recommendations to the Board regarding the compensation and benefits of the members of the Board;
•Overseeing and administering our cash and equity-based plans and management incentive compensation plans;
•Determining our peer group for purposes of analyzing our executive officers’ and non-employee directors’ compensation;
•Reviewing and approving all employment contracts and other compensation, severance and change-in-control arrangements, agreements or terms for current and former executive officers;
•Recommending to the Board any stock ownership guidelines for executive officers and non-employee directors, overseeing compliance with these guidelines, and periodically assessing these guidelines and recommending revisions as appropriate;
•Overseeing our compliance with applicable SEC rules and regulations regarding executive compensation, including stockholder approval of certain executive compensation matters; and
•Reviewing our compensation policies and practices to determine whether they encourage excessive risk-taking.
During the year ended December 31, 2022, the Compensation Committee met four times.
When setting levels of executive compensation and determining the appropriate allocation of base salary, annual cash incentives and long-term equity incentive compensation, the Compensation Committee takes into account the recommendations of our chief executive officer (other than with respect to her own levels of compensation), peer group analyses and certain recommendations provided by Aon.
Aon has been engaged by us to advise the Compensation Committee in:
•Developing our compensation philosophy, including elements of compensation and target total compensation;
•Reviewing our peer group and recommending any adjustments based on changes to our or our peers’ financial profiles or business operations;
•Preparing periodic competitive analyses of our executive compensation levels by percentile based on proxy data and other survey data provided by Aon;
•Reviewing the compensation, discussion and analysis section of this Proxy Statement;
•Advising on market and regulatory trends in executive and director compensation; and
•Providing compensation comparisons for purposes of new hires and our annual and long-term incentive programs.
The total amount of fees paid to Aon for services provided to the Compensation Committee in fiscal year 2022 was $38,000.
We also engaged Aon in 2023 to aid us in preparing the pay versus performance analysis for fiscal years 2022 and 2021 for this Proxy Statement, including with respect to calculating the amounts to be included in the required tables and preparing the graphical disclosures.
In October 2022, consistent with the requirements of the Exchange Act and Nasdaq Rules, the Compensation Committee evaluated the independence of Aon, as well as its legal advisors at Ropes & Gray LLP, and determined that neither Aon’s nor Ropes & Gray’s work with and on behalf of the Compensation Committee raises any conflict of interest.

Peer Group and Market Analyses
Aon provides peer group executive compensation studies to assist our Compensation Committee in comparing the compensation levels of our executives to executives in similar positions at companies of comparable size and with similar businesses. The Compensation Committee refers to these studies in an effort to ensure that the Company’s compensation practices are competitive with the market and as a comparative framework for ongoing pay decisions. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader United States market. Instead, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, tenure, leadership potential and succession planning.

Aon’s reports include both primary market data, reflected in our “peer group,” as well as secondary market data, reflected in broader industry surveys. The reports are based on public SEC filings for companies in our peer group and the Aon Global Life Total Compensation Measurement Survey. The peer group used for purposes of setting fiscal year 2022 compensation was approved by the Compensation Committee in July 2021 and consisted of the following companies:

BellRing Brands, Inc.	L’Oréal S.A.
Coty Inc.	Medifast, Inc.
Edgewell Personal Care Company	Nature’s Sunshine Products, Inc.
e.l.f. Beauty, Inc.	NuSkin Enterprises, Inc.
The Estée Lauder Companies Inc.	Oatly Group AB
FIGS, Inc.	Revlon, Inc.
Freshpet, lnc.	THG Plc
The Honest Company, Inc.	USANA Health Sciences, Inc.
Inter Parfums, Inc.	YETI Holdings, Inc.
LifeVantage Corporation
These peers were selected on the basis of having median trailing-twelve-months revenue and/or market caps comparable to Olaplex and were generally focused in the personal products industry. The intention was that the median market cap of the peer group would be less than $3 billion. Olaplex’s trailing-twelve-months revenue was at the 41st percentile of the selected peer group.
Other Compensation Policies
We have adopted the following policies, which serve as important frameworks for our compensation practices.
Stock Ownership Policy
We maintain stock ownership guidelines that require our executive officers, non-employee directors (other than members of the Board who are designated by investment funds affiliated with Advent International Corporation) and other executives designated by the Compensation Committee to acquire and maintain a specified value of equity interests with respect to our Common Stock. The stock ownership guidelines are designed to align the interests of our executive officers and non-employee directors with those of our stockholders by ensuring that our executive officers and non-employee directors have a meaningful financial stake in our long-term success. For more information about our stock ownership guidelines, please see "Corporate Governance — Stock Ownership Guidelines."

Clawback Policy
We maintain a clawback policy that covers our current and former Section 16 officers and other current or former employees at the vice president level and above, including our named executive officers. Under the policy, if we are required to restate our financial statements due to material non-compliance with financial reporting requirements under applicable securities laws, subject to certain conditions, we may recoup and/or cancel certain cash-based and equity-based compensation granted, paid, earned or that becomes vested in whole or in part based upon the attainment of any financial reporting measure. For more information about our clawback policy, please see “Corporate Governance — Clawback Policy."
Anti-Hedging, Anti-Pledging Policies
Pursuant to our Insider Trading Policy, we prohibit our employees, directors, officers and other persons covered by our Insider Trading Policy from engaging in hedging transactions in relation to our securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Additionally, employees, directors, officers and other persons covered by our Insider Trading Policy are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan. For more information about our Insider Trading Policy, please see “Corporate Governance — Policy Against Hedging of Stock."
Risk Assessment
The Compensation Committee has responsibility for establishing our overall compensation strategy, including base salary, performance-based annual bonuses and stock-based equity grants, to provide for appropriate rewards and incentives for our management and employees. We do not believe that our executive compensation program creates risks that are reasonably likely to have a material adverse effect on the Company. In assessing risks related to our compensation program and objectives, the Compensation Committee focuses on (1) ensuring an appropriate balance of short- and long-term incentive awards to discourage undue or inappropriate risk-taking by such award holders; and (2) maintaining best-practice policies to mitigate compensation-related risk including recoupment provisions covering clawbacks, stock ownership guidelines, and insider-trading and anti-hedging/pledging prohibitions. As described in further detail below under “Elements of our Executive Compensation — Annual Cash Bonuses,” forty percent (40%) of each named executive officer’s target bonus amount is based on individual performance. The Compensation Committee aims to align these individual performance goals with strategic Company objectives, thereby reducing the potential for undue risk-taking by our named executive officers. In addition, the Compensation Committee has designed our compensation program to encourage retention of our named executive officers, thereby reducing the risk that key talent will depart our organization.
Tax and Accounting Considerations
We consider the tax and accounting rules associated with various forms of compensation when designing our compensation programs. However, to maintain flexibility to compensate our executive officers in a manner designed to promote short- and long-term corporate goals and objectives, the Compensation Committee has not adopted a policy that all compensation must be deductible or have the most favorable accounting treatment to the Company and has paid, and will continue to pay, compensation that is not deductible or that may not result in the most favorable accounting treatment to the Company.
Elements of our Executive Compensation
Base Salaries
Base salaries provide our named executive officers with a fixed amount of compensation each year. Base salary levels reflect the executive’s title, tenure, experience, level of responsibility, and performance. The base salaries for our named executive officers were set forth in their offer letters, as described below under “Executive Compensation — Compensation Tables — Narrative Disclosure to Compensation Tables and Potential Payments Upon Termination or Change of Control — Agreements with our Named Executive Officers” and remained at the same level for all of fiscal year 2022.

Name	Annual Base Salary as of January 1, 2021	Annual Base Salary as of January 1, 2022	Increase (%)
JuE Wong	$1,000,000	$1,000,000	0%
Tiffany Walden	$650,000	$650,000	0%
Eric Tiziani	$425,000 (1)	$425,000	0%
(1)     Mr. Tiziani commenced employment with us on June 7, 2021, and the annual base salary shown above reflects his annualized rate of base salary for fiscal year 2021.
Annual Cash Bonuses
Our annual cash bonus program is intended to incentivize our executives to achieve Company and individual performance goals each year that will contribute to Olaplex’s future growth and increase value to our stockholders over the longer-term.
Consistent with fiscal year 2021, the target annual cash bonus for each named executive officer for fiscal year 2022 was fifty percent (50%) of the executive’s base salary. The target for each executive is set forth in the executive’s offer letter, as described below under “Executive Compensation — Compensation Tables — Narrative Disclosure to Compensation Tables and Potential Payments Upon Termination or Change of Control — Agreements with our Named Executive Officers.”
Each named executive officer was eligible to earn an annual bonus for fiscal year 2022. Sixty percent (60%) of each named executive officer’s target fiscal year 2022 bonus amount was to be based on the achievement of Company performance goals, and the remaining forty percent (40%) of each named executive officer’s target bonus amount was to be based on individual performance.
Company performance goals for fiscal year 2022 were to be based on fiscal year 2022 net sales and fiscal year 2022 adjusted EBITDA. Seventy-five percent (75%) of the total Company performance portion of the annual bonuses was to be based on fiscal year 2022 net sales, and the remaining twenty-five percent (25%) was to be based on fiscal year 2022 adjusted EBITDA. The Company performance portion would pay out at one hundred percent (100%) of target upon achievement of fiscal year 2022 net sales of $808.0 million and adjusted EBITDA of $509.0 million and at zero percent (0%) in the event fiscal year 2022 net sales were less than $719.1 million and fiscal year 2022 adjusted EBITDA was less than $453.0 million. The Company performance portion was eligible to be paid out at up to one hundred and thirty percent (130%) of target for maximum performance and would pay out on a straight-line basis between the levels of fiscal year 2022 net sales and adjusted EBITDA as set forth below:

Net Sales (in millions)	% of Portion of Target Bonus Earned Based on Net Sales
$719.1	0.0%
$727.2	50.0%
$767.6	75.0%
$787.8	87.5%
$808.0	100.0%
$897.0	130.0%

Adjusted EBITDA (in millions)	% of Portion of Target Bonus Earned Based on Adjusted EBITDA
$453.0	0.0%
$458.1	50.0%
$483.6	75.0%
$496.3	87.5%
$509.0	100.0%
$574.0	130.0%
Adjusted EBITDA for purposes of our annual cash bonus program is a non-GAAP financial measure. The Company calculates adjusted EBITDA as net income, adjusted to exclude: (1) interest expense, net; (2) income tax provision; (3) depreciation and amortization; (4) share-based compensation expense; (5) non-ordinary inventory adjustments; (6) non-ordinary costs and fees; (7) non-ordinary legal costs; (8) non-capitalizable initial public offering and strategic transition costs; and (9) as applicable, Tax Receivable Agreement liability adjustments. Please see “Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents” in the financial supplement to our earnings press release furnished as exhibit 99.1 to our Current Report on Form 8-K, furnished on February 28, 2023, for a reconciliation of adjusted EBITDA to its most directly comparable financial measure stated in accordance with GAAP.
Key individual performance goals for fiscal year 2022 for purposes of the forty percent (40%) of each named executive officer’s annual bonus intended to be based on individual performance included:
•Ms. Wong: Achieve desired mix of pro, retail and direct-to-consumer revenues, provide leadership with respect to key public market stakeholders, accelerate direct-to-consumer channel growth, execute on product development initiatives, strengthen brand through marketing activities, develop leadership team talent, promote diversity, equity and inclusion goals and effectively partner with our Board.
•Ms. Walden: Achieve desired mix of pro, retail and direct-to-consumer revenues, support growth of relationship with key specialty retail partners, maintain leadership position in professional channel, facilitate growth in key international markets, develop and empower leadership across the Company, promote diversity, equity and inclusion goals and effectively partner with our chief executive officer and Board.
•Mr. Tiziani: Support our chief executive officer and leadership team in achieving revenue and adjusted EBITDA targets, including achieving desired mix of pro, retail and direct-to-consumer revenues, advise the chief executive officer on growth strategies and allocation of capital, provide leadership with respect to key public market stakeholders, develop finance team talent, develop strong reporting and analytics processes, support the information technology and operations teams on key initiatives, cultivate performance-oriented culture and effectively partner with our chief executive officer, Board and investors.
The Compensation Committee determined that, despite the Company performance portion for fiscal year 2022 not having been achieved at threshold (with net sales of $704.3 million and adjusted EBITDA of $429.1 million for fiscal year 2022), it would be in the Company's best interests to establish a discretionary bonus pool for fiscal year 2022 to retain key talent across our organization. The aggregate bonus pool was funded at seventy-five percent (75%) of target for fiscal year 2022. In consultation with our chief executive officer, the Compensation Committee determined that no member of senior management, including any named executive officer, would be eligible to receive a bonus from the pool that exceeded seventy-five percent (75%) of such individual’s aggregate target annual bonus for fiscal year 2022, and no other employee would be eligible to receive a bonus from the pool that exceeded one hundred percent (100%) of such employee’s aggregate target annual bonus for fiscal year 2022. The Compensation Committee took into account the recommendations of our chief executive officer when determining the bonus allocations to executives (other than the chief executive officer) and other employees.
The Compensation Committee determined to award our named executive officers the following discretionary bonuses for fiscal year 2022, representing sixty-five percent (65%) of each executive's aggregate target annual bonus for fiscal year 2022.

Name	Fiscal Year 2022 Target Annual Bonus	Fiscal Year 2022 Actual Annual Bonus
JuE Wong	$500,000	$325,000
Tiffany Walden	$325,000	$211,250
Eric Tiziani	$212,500	$138,125
The annual bonus amounts paid to our named executive officers for fiscal year 2022 are shown in the “Bonus” column of the Summary Compensation Table below. Ms. Walden’s annual bonus was paid to her pursuant to the terms of the Walden Transition Agreement (as defined below) as described in more detail under “Executive Compensation — Compensation Tables — Potential Payments Upon Termination or Change of Control.”
Equity-Based Compensation
We grant equity awards to our employees in the form of stock options and, beginning in fiscal year 2023, restricted stock units. We believe that stock options provide strong alignment between our stockholders and our employees because the value of a stock option is directly related to the stock price appreciation delivered to stockholders following the grant date of the option. If our stock price does not appreciate, the employee will not realize any value with respect to the award. Restricted stock units are intended to reward employees for increases in our stock price and also to support our talent attraction and retention objectives.
Prior to our IPO, each named executive officer was granted an award of options to purchase common stock of Penelope Holdings Corp. under the 2020 Omnibus Equity Incentive Plan with an exercise price equal to the fair market value of a share of Penelope Holdings Corp. common stock on the grant date. In connection with the IPO, these options were converted into options to purchase shares of Common Stock of Olaplex Holdings, Inc. with a corresponding adjustment to the exercise price that preserved the options' spread value. The vesting terms remained the same for all options that prior to our IPO were subject to time-based vesting. These options are eligible to vest in equal annual installments over five years and will vest in full upon a change of control, subject to the executive’s continued employment through the applicable vesting date.
In connection with the IPO, the options that prior to the IPO were subject to performance-based vesting were converted into time-based options eligible to vest in three equal installments on the first three anniversaries of the consummation of our IPO, subject to the executive’s continued employment through the applicable vesting date.
The Compensation Committee determined to award no additional equity grants to our named executive officers in fiscal year 2022 on the basis that their existing stock option awards continued to provide a meaningful retention tool and an incentive to increase stockholder value.
Certain amendments were made to Ms. Walden’s stock option award in fiscal year 2022 as described in more detail below under “Executive Compensation — Compensation Tables — Narrative Disclosure to Compensation Tables and Potential Payments Upon Termination or Change of Control — Agreements with our Named Executive Officers.”
Employee Benefits
Our full-time employees, including our named executive officers, are eligible to participate in health and welfare benefit plans. The benefits offered include medical, dental, vision, life and accidental death and dismemberment and short-term and long-term disability insurance, flexible spending accounts, health savings accounts, adoption assistance, an employee assistance program and commuter benefits. Our named executive officers participate in these plans on the same basis as our other eligible employees.
In fiscal year 2022, our named executive officers participated in a 401(k) plan on the same basis as our full-time employees. Olaplex, Inc. provided employer matching contributions, on behalf of all employees who contributed to the 401(k) plan in fiscal year 2022, in an amount equal to 50% of such employee elective deferrals up to the first 6% of total eligible employee compensation. For fiscal year 2022, we made employer matching contributions of

$9,150 to the 401(k) plan on behalf of each named executive officer. We do not sponsor or maintain any qualified or non-qualified defined benefit plans or supplemental executive retirement plans for our employees.
None of our named executive officers received perquisites in fiscal year 2022.
Agreements with our Named Executive Officers
We have entered into agreements with each of our named executive officers, which provide for initial base salaries, eligibility to participate in the Company’s annual cash bonus plan and broad-based benefit plans and payments and benefits in connection with certain terminations of employment. We have also entered into restrictive covenant agreements with each of our named executive officers. These agreements are discussed in more detail below under “Executive Compensation — Compensation Tables — Narrative Disclosure to Compensation Tables and Potential Payments Upon Termination or Change of Control — Agreements with our Named Executive Officers."
In October 2022, in connection with Ms. Walden’s termination of employment, the Compensation Committee approved certain payments and benefits to Ms. Walden that are described in more detail below under “Executive Compensation — Compensation Tables — Narrative Disclosure to Compensation Tables and Potential Payments Upon Termination or Change of Control — Agreements with our Named Executive Officers."
Compensation Tables
Summary Compensation Table
The following table sets forth information about certain compensation awarded to, earned by or paid to our named executive officers for the three most recently completed fiscal years (or two most recent fiscal years in the case of Mr. Tiziani, who joined us in fiscal year 2021):

Name and principal position	Year	Salary ($)	Bonus ($)	Option awards ($)	Nonequity incentive plan compensation ($)	All other compensation ($)	Total ($)
		(1)	(2)	(3)	(4)	(5)
JuE Wong, President and Chief Executive Officer	2022	1,000,000	325,000	-	-	9,150	1,334,150
	2021	1,000,000	200,000	-	390,000	3,289	1,593,289
	2020	966,279	500,000	5,721,531	-	10,000	7,197,810
Tiffany Walden, Chief Operating Officer	2022	650,000	211,250	-	-	1,009,150	1,870,400
	2021	650,000	130,000	-	253,500	3,169	1,036,669
	2020	627,496	1,675,000	2,041,512	-	110,000	4,454,008
Eric Tiziani, Chief Financial Officer	2022	425,000	138,125	-	-	9,150	572,275
	2021(6)	245,192	185,000	1,314,216	165,800	-	1,910,208
(1)     Amounts shown for each fiscal year reflect the base salary earned by the executives during the applicable fiscal year prior to any elective deferrals made by the executives to the Company’s 401(k) plan.
(2)     Amounts shown in this column for fiscal year 2022 reflect the full amount of discretionary bonuses earned by the executives under our annual bonus program for fiscal year 2022. Amounts for fiscal year 2021 reflect the discretionary portion of the bonuses earned by the executives under our annual bonus program for fiscal year 2021 based on individual performance. Amounts shown for fiscal year 2020 reflect the discretionary bonuses earned by the executives under our annual bonus program for fiscal year 2020 based on overall Company and individual performance. Amount shown for Mr. Tiziani for fiscal year 2021 also reflects a signing bonus of $100,000 paid to him upon hire. Amount shown for Ms. Walden for fiscal year 2020 also reflects a transaction bonus of $1,250,000 paid to her in connection with the acquisition of the Olaplex business by the Advent Funds and other investors in January 2020.
(3)     Amounts shown for each fiscal year reflect the grant date fair value of non-qualified options to purchase common stock of Penelope Holdings Corp. granted to the named executive officers, in each case, computed in accordance with FASB ASC, Topic 718, excluding the effect of estimated forfeitures. As described further above under “Executive Compensation — Compensation Discussion and Analysis — Elements of our Executive Compensation — Equity-Based Compensation,” the stock options held by the named executive officers were converted into non-qualified options to purchase Common Stock of Olaplex Holdings, Inc. in connection with our IPO. The assumptions used to calculate the amounts shown for fiscal year 2021 are disclosed in Note 11 to the Company’s consolidated financial statements for the year ended December 31, 2021, filed with our Annual Report on Form 10-K for fiscal year 2021, including the assumed probability that an exit event or other liquidity event will occur. The assumptions used to calculate the amounts shown for fiscal year 2020 are disclosed in Note 10 to the Company’s consolidated financial statements for the year ended December 31, 2020, filed with our Registration Statement on Form S-1 dated August 27, 2021, including the assumed probability that an exit event or other liquidity event will occur.
(4)     Amounts shown in this column reflect the portion of the bonuses earned by the executives under our annual bonus program for fiscal year 2021 based on Company performance.
(5)     Amount shown for Ms. Wong for fiscal year 2020 reflects a monthly cash payment of $2,500 made to Ms. Wong for four months during fiscal year 2020 to cover her private health coverage until the Company established a benefits program. Amount shown for Ms. Walden for fiscal year 2022 reflects a transition payment made to her in December 2022 in connection with her termination of employment. Amount shown for Ms. Walden for fiscal year 2020 reflects a payment made to her in September 2020 related to certain tax obligations arising in connection with her transaction bonus.
(6)     Mr. Tiziani commenced employment with us on June 7, 2021.
Grants of Plan-Based Awards in Fiscal Year 2022
This table sets forth additional detail about the non-equity incentive plan awards, payable in the form of an annual cash bonus, for which our named executive officers were eligible in fiscal year 2022. No equity incentive plan awards were granted to our named executive officers in fiscal year 2022.

Name	Estimated future payouts under non-equity incentive plan awards (1)
	Threshold ($)	Target ($)	Maximum ($)
	(2)	(3)	(4)
JuE Wong	1	500,000	590,000
Tiffany Walden	1	325,000	383,500
Eric Tiziani	1	212,500	250,750
(1)     Amounts set forth in the table above represent the cash bonus opportunities under our annual bonus program for fiscal year 2022. They assume that the Company performance goals of adjusted EBITDA and net sales for fiscal year 2022, as described in the Compensation Discussion and Analysis section of this Proxy Statement, are achieved at the threshold, target, and maximum levels, as applicable. As discussed above under “Executive Compensation — Compensation Discussion and Analysis –— Elements of our Executive Compensation — Annual Cash Bonuses”, the Compensation Committee determined that, despite the Company performance portion for fiscal year 2022 not having been achieved at threshold, it would be in the Company's best interests to establish a discretionary bonus pool for fiscal year 2022 to retain key talent across our organization. Actual payments made to our named executive officers under our annual bonus program for fiscal year 2022, which represent 65% of the aggregate target bonus opportunity payable to such officers, are included in the Summary Compensation Table in the “Bonus” column.
(2)     Amounts included in the “Threshold” column reflect a de minimis portion of the target bonus opportunity payable for Company performance at threshold, which is weighted 60% under our annual bonus program, and do not reflect any amount payable for individual performance because there is no formal threshold payout level for individual performance.
(3)     Amounts included in the “Target” column reflect 100% of the target bonus opportunity payable for both Company and individual performance.
(4)     Amounts included in the “Maximum” column reflect 130% of the target bonus opportunity payable for Company performance, which is weighted 60% under our annual bonus program. Because there is no maximum payout level for individual performance, the amounts shown reflect 100% of the target bonus opportunity payable for individual performance, which is weighted 40% under our annual bonus program.

Outstanding Equity Awards at 2022 Fiscal Year-End
The following table sets forth information regarding equity awards held by our named executive officers as of the last day of fiscal year 2022:

Name	OPTION AWARDS
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
	(1)	(1)	(1)	(2)
JuE Wong	10,926,945	16,000,830 (3)(4)	0.76	2/3/2030
Tiffany Walden	3,137,036	3,465,207 (5)	0.76	5/20/2030 (6)
Eric Tiziani	475,920	874,080(4)(7)	3.34	6/22/2031
(1)     In connection with the IPO, each outstanding option to purchase shares of common stock of Penelope Holdings Corp. was converted into an option to purchase a number of shares of Common Stock of Olaplex Holdings, Inc. based on the exchange ratio at which Class A common units of Penelope Group Holdings, L.P. were exchanged for shares of Common Stock of Olaplex Holdings, Inc., with a corresponding adjustment to the exercise price that preserved the option’s spread value.
(2)     The expiration date of the Wong Tranche A Options (as defined in footnote 3 below) is January 8, 2030, and the expiration date of the Tiziani Tranche A Options (as defined in footnote 7 below) is June 7, 2031.
(3)     Ms. Wong’s non-qualified stock options are eligible to vest as follows, subject to her continued employment through the applicable vesting date: 5,016,330 of Ms. Wong’s options (the “Wong Tranche A Options”) are eligible to vest in three equal tranches on January 8, 2023, January 8, 2024 and January 8, 2025, and the remaining 10,984,500 of Ms. Wong’s options are eligible to vest in two equal tranches on October 4, 2023 and October 4, 2024.
(4)     The Wong Tranche A Options and the Tiziani Tranche A Options (as defined in footnote 7 below) vest in full upon a change of control, subject to the executive’s continued employment through the change of control.
(5)     Ms. Walden’s non-qualified options are eligible to vest as follows, subject to her continued compliance with the Restrictive Covenant Agreement, effective December 31, 2022, entered into by Ms. Walden, Olaplex, Inc. and Olaplex Holdings, Inc. in connection with the amendment and restatement of the Non-Qualified Stock Option Award Agreement by and among Ms. Walden and Olaplex Holdings, Inc.: 595,890 of Ms. Walden’s options are eligible to vest on January 8, 2023, 689,796 of Ms. Walden’s options are eligible to vest on October 4, 2023, 297,945 of Ms. Walden’s options are eligible to vest on January 8, 2024, 689,796 of Ms. Walden’s options are eligible to vest on October 4, 2024, and 297,945 of Ms. Walden’s options are eligible to vest on each of January 8, 2025, January 8, 2026, January 8, 2027 and January 8, 2028.
(6)     Notwithstanding the original expiration date of Ms. Walden’s options set forth in the table above, pursuant to the terms of her employment separation from the Company, all of Ms. Walden’s options that were vested as of December 31, 2022 will expire on March 31, 2022 if not exercised by such date, and the remaining unvested options will expire 90 days following their vesting date if not exercised by such date.
(7)     Mr. Tiziani’s non-qualified stock options are eligible to vest as follows, subject to his continued employment through the applicable vesting date: 616,680 of Mr. Tiziani’s options (the “Tiziani Tranche A Options”) are eligible to vest in four equal tranches on June 7, 2023, June 7, 2024, June 7, 2025 and June 7, 2026, and the remaining 257,400 of Mr. Tiziani’s options are eligible to vest in two equal tranches on October 4, 2023 and October 4, 2024.

Option Exercises and Stock Vested Table for Fiscal Year 2022
The following table shows information for each of our named executive officers regarding stock options exercised during fiscal year 2022. None of our named executive officers held other stock awards during fiscal year 2022.

Name	Option Awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($) (1)
JuE Wong	-	-
Tiffany Walden	775,425	4,057,225
Eric Tiziani	-	-
(1)     Value Realized Upon Exercise is calculated based upon the difference between the market price of the Company’s Common Stock at the time of exercise and the exercise price of the options.
Pension Benefits
We do not have any tax-qualified or non-qualified defined benefit plans.
Nonqualified Deferred Compensation
We do not have any non-qualified deferred compensation plans.
Potential Payments Upon Termination or Change of Control
Ms. Wong
In the event Ms. Wong’s employment with us is terminated without cause, she is entitled to twelve (12) months of base salary continuation, which, as of December 31, 2022, would total $1,000,000. Ms. Wong’s severance is subject to her signing a separation agreement with us containing a release of claims and her continued compliance with her restrictive covenants, which are described in more detail below.
On a change of control, Ms. Wong is entitled to accelerated vesting of any portion of the Wong Tranche A Options (as defined above) that is then unvested. As of December 31, 2022, the value of the Wong Tranche A Options was $22,322,669, based on our closing price of $5.21 on December 30, 2022.
Ms. Walden
Olaplex, Inc. entered into a transition and separation agreement with Ms. Walden on October 16, 2022 (the “Walden Transition Agreement”) that included certain payments and benefits in connection with her employment separation from the Company without cause on December 31, 2022 (the “Walden Separation Date”). The Walden Transition Agreement provides for the following payments and benefits, subject to Ms. Walden’s compliance with its terms and conditions, including the requirement that Ms. Walden continue to comply with her restrictive covenant obligations described in more detail below: (1) a lump-sum cash transition payment of $1,000,000 on the Walden Separation Date; (2) subsidized COBRA for up to eighteen (18) months following the Walden Separation Date (with an estimated value of $12,996); (3) Ms. Walden’s fiscal year 2022 annual bonus, payable at the same time as paid generally to executives of the Company, with (i) the corporate portion of such bonus to be based on the Company’s actual achievement of its fiscal year 2022 performance goals as determined by the Board or the Compensation Committee in its sole discretion, and (ii) Ms. Walden’s individual performance goals deemed to have been satisfied at 100%; and (4) severance at a rate of $650,000 per year for the first two years of the Consulting Period (as defined below) (or $1,300,000 in total) (collectively, the “Walden Severance Benefits”). Consistent with the approach taken with respect to other executives for fiscal year 2022 annual bonuses, and as described in more detail above under “Executive Compensation — Compensation Discussion and Analysis — Elements of our

Executive Compensation — Annual Cash Bonuses,” Ms. Walden was paid a cash bonus of $211,250 for fiscal year 2022. The Walden Severance Benefits were also contingent on Ms. Walden’s signing a release of claims, which release has been signed by Ms. Walden and become effective.
Also in connection with her termination of employment, Ms. Walden’s Nonqualified Stock Option Award Agreement, dated May 2, 2020, was amended and restated, effective as of December 31, 2022 (the “Walden Option Amendment”), to allow for continued vesting of 3,465,207 of her options to purchase common stock of Olaplex Holdings, Inc. that were unvested as of the Separation Date (the “Retained Options”), subject solely to her continued compliance with the restrictive covenants set forth in the Walden Option Amendment and described in more detail below.
Ms. Walden is not entitled to any payments or benefits in connection with a change of control.
Mr. Tiziani
In the event Mr. Tiziani resigns his employment with us due to a material change in his reporting structure or a requirement that he relocate (following the Company’s failure to cure such events following notice by Mr. Tiziani), he is entitled to six (6) months of base salary, payable in a lump-sum, and any earned but unpaid annual bonus for the prior fiscal year. Mr. Tiziani’s severance is subject to his signing a separation agreement with us containing a release of claims and other customary terms, including restrictive covenants.
On a change of control, Mr. Tiziani is entitled to accelerated vesting of any portion of the Tiziani Tranche A Options (as defined above) that is then unvested. As of December 31, 2022, the value of the unvested Tiziani Tranche A Options was $1,153,192, based on our closing price of $5.21 on December 30, 2022.
Narrative Disclosure to Compensation Tables and Potential Payments Upon Termination or Change of Control – Agreements with our Named Executive Officers
Olaplex, Inc. has entered into certain agreements with each of our named executive officers relating to their compensation, severance entitlements upon certain qualifying employment terminations and restrictive covenant obligations. The material terms of the agreements are summarized below.
Ms. Wong
Under her offer letter, dated January 28, 2020, Ms. Wong is entitled to an annual base salary of $1,000,000. She is also eligible for an annual incentive bonus targeted at fifty percent (50%) of her annual base salary, with the actual amount of the bonus payable based upon the achievement of individual and Company performance criteria established by the Board. Ms. Wong’s offer letter also provides for the grant of an option to purchase common stock of Penelope Holdings Corp., which award was granted to Ms. Wong in 2020 and is set forth in the Summary Compensation Table above and further described in the Outstanding Equity at Fiscal Year End Table above. Her offer letter also states that Ms. Wong was eligible to invest up to $500,000 in Class A Non-Voting Common Units of Penelope Group Holdings, and she invested such amount in January 2020. In addition, Ms. Wong’s offer letter provides for a housing and transportation allowance of up to $10,000 per month should the Company establish its corporate headquarters in the greater Los Angeles, California area. No such housing and transportation benefits were paid to Ms. Wong in fiscal year 2022.
Ms. Wong has entered into a Termination Protection Agreement with Olaplex, Inc., dated January 28, 2020, providing for severance payments of twelve (12) months of continued base salary if we terminate her employment without cause, subject to her signing a separation agreement containing a release of claims and continuing to comply with her restrictive covenants.
Ms. Wong has entered into an Employee Agreement with Olaplex, Inc. under which she is subject to confidentiality covenants for five (5) years following her termination of employment with us, as well as intellectual property assignment obligations. In addition, as a condition to receiving her option award, Ms. Wong entered into a restrictive covenant agreement that includes confidentiality covenants that apply during her employment with us and for five (5) years following her termination of employment and intellectual property assignment obligations. The agreement also provides for non-competition obligations and non-solicitation obligations with respect to customers, vendors, suppliers, manufacturers or other business partners during her employment with us and for twelve (12) months following her termination of employment. In addition, the agreement includes non-solicitation obligations with respect to our employees and independent contractors during her employment with us and for twenty-four (24) months following her termination of employment.
Ms. Walden
Under her offer letter, dated January 8, 2020, Ms. Walden was entitled to an annual base salary of $650,000. She was also eligible for an annual incentive bonus targeted at fifty percent (50%) of her annual base salary, with the actual amount of the bonus payable based upon the achievement of individual and Company performance criteria established by Olaplex, Inc. Pursuant to the terms of the offer letter, Ms. Walden was also expected to serve as a member of the Board of Managers of Penelope Group Holdings GP, LLC (the controlling entity of our predecessor) until her employment with Olaplex terminated for any reason. In addition, Ms. Walden’s offer letter provided for relocation benefits in the event that Olaplex, Inc. required her to relocate more than forty (40) miles from her place of residence as of the date of the offer letter in the form of (i) reimbursement for any reasonable out-of-pocket costs, excluding housing costs, incurred in connection with such relocation and (ii) a monthly housing allowance of up to $7,500 for at least twelve (12) months following such relocation. No such relocation or housing allowance amounts were paid to Ms. Walden in fiscal year 2022.
The Walden Transition Agreement, entered into with Ms. Walden on October 16, 2022, governs Ms. Walden’s employment separation from the Company, the terms of her post-employment consulting role with us and her related compensation arrangements. Under the Walden Transition Agreement, Ms. Walden resigned from her positions as Chief Operating Officer and as a member of the Board, effective as of October 18, 2022, and Ms. Walden served as a senior advisor until December 31, 2022. Ms. Walden then transitioned to the role of outside senior advisor for the period from January 1, 2023 through December 31, 2027 (the “Consulting Period”). In addition to the Walden Severance Benefits and Walden Option Amendment described above, the Walden Transition Agreement provides for consulting fees at a rate of $325,000 per year for the final three years of the Consulting Period.
In connection with the Walden Transition Agreement, Ms. Walden signed a release of claims and also became subject to new restrictive covenants that include non-competition, non-solicitation and non-hire obligations that run until the earlier of: (i) two years following the end of her consulting services, and (ii) December 31, 2027. Ms. Walden is also subject to perpetual non-disparagement obligations and cooperation commitments through December 31, 2027.
In addition, as a condition to entering into the Walden Option Amendment, Ms. Walden agreed to new restrictive covenants covering confidentiality, return of Company property, and intellectual property assignment, as well as covenants through December 31, 2027 covering non-competition, non-solicitation and non-hire obligations. If Ms. Walden were to breach any of the restrictive covenants set forth in the Walden Option Agreement or if any were found to be unenforceable, the Retained Options would be forfeited, any shares of Common Stock received upon the exercise of her Retained Options would be forfeited, and Ms. Walden would be required to disgorge to the Company any proceeds received from the sale of any shares of Common Stock received upon the exercise of her Retained Options.
Ms. Walden also entered into an Employee Agreement with Olaplex, Inc. under which she is subject to confidentiality covenants, as well as intellectual property assignment obligations, all of which remain in effect. These covenants are also set forth in Ms. Walden’s Termination Protection Agreement.
Mr. Tiziani
Under his offer letter, dated May 6, 2021, Mr. Tiziani is entitled to an annual base salary of $425,000. He is also eligible for an annual incentive bonus targeted at fifty percent (50%) of his annual base salary, with the actual amount of the bonus payable based upon the achievement of individual and Company performance criteria established by Olaplex, Inc. The offer letter provides that Mr. Tiziani’s fiscal year 2021 bonus would not be pro rated for his partial year of service. Mr. Tiziani was also entitled to a signing bonus of $100,000 under his offer letter, payable thirty (30) days after his start date of June 7, 2021. Mr. Tiziani’s offer letter also provides for the grant of an option to purchase 2,000 shares of Common Stock, which award was granted to Mr. Tiziani in 2021 and is set forth in the Summary Compensation Table above and further described in the Outstanding Equity at Fiscal Year End Table above. If there is a material change in Mr. Tiziani’s reporting structure or he is required to relocate and the Company fails to cure the issue following notice by Mr. Tiziani, his offer letter provides that he may terminate his employment and receive a lump-sum payment equal to six (6) months of his base salary and any earned but unpaid annual bonus for the prior fiscal year. Mr. Tiziani’s right to severance is conditioned on his signing and not revoking a separation agreement containing a release of claims and other customary terms, including restrictive covenants.
As a condition to receiving his option award, Mr. Tiziani entered into a restrictive covenant agreement that includes perpetual confidentiality covenants and intellectual property assignment obligations. The agreement also includes non-competition obligations and non-solicitation obligations with respect to customers, vendors, suppliers, manufacturers or other business partners during his employment with us and for twenty-four (24) months following his termination of employment with us. In addition, the agreement includes non-solicitation obligations with respect to our employees and independent contractors during and for twenty-four (24) months following his termination of employment with us.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. As discussed above under “Executive Compensation — Compensation Discussion and Analysis,” Company performance goals for our fiscal year 2022 annual cash bonus program were to be based on adjusted EBITDA and net sales. However, because the Company’s financial performance did not meet the threshold performance levels, the Compensation Committee elected to establish a discretionary bonus pool to pay annual cash bonuses for fiscal year 2022. Accordingly, this disclosure does not present a Company-Selected Measure in the table below nor a Tabular List of our most important performance measures. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown. For additional discussion of how executive compensation is linked to Company performance, please see “Executive Compensation — Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for JuE Wong¹ ($)	Compensation Actually Paid to JuE Wong²($)	Average Summary Compensation Table Total for Non-PEO NEOs[3] ($)	Average Compensation Actually Paid to Non-PEO NEOs[4] ($)	Value of Initial Fixed $100 Investment based on5:		Net Income ($ Millions)
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
2022	1,334,150	(491,288,229)	1,221,338	(109,173,726)	21.27	112.61	244
2021	1,593,289	109,000,395	1,473,439	22,762,831	118.90	113.31	221
(1)     The dollar amounts reported in column (b) are the amounts of total compensation reported for Ms. Wong (our chief executive officer or “PEO” for purposes of this summary) for each corresponding year in the “Total” column of the Summary Compensation Table. Please refer to “Executive Compensation — Compensation Tables — Summary Compensation Table.”

(2)     The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Ms. Wong, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Ms. Wong during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Ms. Wong’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards ($)(a)	Equity Award Adjustments ($)(b)	Compensation Actually Paid to PEO ($)
2022	1,334,150	0	(492,622,379)	(491,288,229)
2021	1,593,289	0	107,407,106	109,000,395
(a)     The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)     The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The Company completed its IPO on September 30, 2021. “Compensation actually paid” for equity awards for 2021 was calculated based on the change in value of equity awards between the IPO date and the end of the fiscal year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted During Year That Remain Unvested As of Last Day of Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments ($)
2022	0	(381,453,517)	0	(111,168,862)	0	(492,622,379)
2021	0	107,407,106	0	0	0	107,407,106
{3}     The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Ms. Wong, who has served as our CEO since 2020) in the “Total” column of the Summary Compensation Table in each applicable year. The names of the NEOs (excluding Ms. Wong) included for purposes of calculating the average amounts in each applicable year are Tiffany Walden and Eric Tiziani (or our “Non-PEO NEOs” for purposes of this summary).
(4)     The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Ms. Wong), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Ms. Wong) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Ms. Wong) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)(a)	Average Equity Award Adjustments ($)(b)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	1,221,338	0	(110,395,064)	(109,173,726)
2021	1,473,439	(657,108)	21,946,500	22,762,831

(a)     The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)     The amounts deducted or added in calculating the total average equity award adjustments are as follows, using the same methodology described above in Note 2:

Year	Average Year End Fair Value of Equity Awards Granted During Year that Remained Unvested As of Last Day of Year ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Average Equity Award Adjustments ($)
2022	0	(27,856,941)	0	(22,114,837)	(60,423,286)	(110,395,064)
2021	0	21,946,500	0	0	0	21,946,500
(5)     The Peer Group TSR set forth in this table utilizes the S&P Consumer Staples Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2022. The comparison assumes $100 was invested (i) for 2021, for the period beginning on September 30, 2021 and ending on December 31, 2021, and (ii) for 2022, for the period beginning on January 1, 2022 and ending on December 31, 2022, in each of the Company and in the S&P Consumer Staples Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
Analysis of the Information Presented in the Pay Versus Performance Table
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between “compensation actually paid” to our PEO, the average of “compensation actually paid” to our Non-PEO NEOs, and the Company’s cumulative TSR since the Company’s IPO.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Company TSR
Compensation Actually Paid ($ Millions)
200
100
0
-100
-200
-300
-400
-500
Company TSR (Sept. 30, 2021 indexed to $100)
$125
$100
$75
$50
$25
$0
100.00
118.90
21.27
109.0
22.8
-491.3
-109.2
9/30/2021
12/31/2021
12/31/2022
Period Ending
JuE Wong Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Olaplex Holdings, Inc. TSR

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between “compensation actually paid” to our PEO, the average of “compensation actually paid” to our Non-PEO NEOs, and our net income since the Company’s IPO.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
200
100
0
-100
-200
-300
-400
-500
Net Income ($ Millions)
$300
$150
$0
109.0
22.8
220.8
244.1
-491.3
-109.2
12/31/2021
12/31/2022
Fiscal Year
JuE Wong Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Olaplex Holdings, Inc. Net Income

Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR since the Company’s IPO to that of the S&P Consumer Staples Index over the same period.

Comparison of Cumulative TSR of Olaplex Holdings, Inc. and S&P Consumer Staples Index
TSR (FYE 2019 Indexed to $100)
$200
$150
$100
$50
$0
9/30/2021
12/31/2021
12/31/2022
100.00
118.90
21.27
100.00
113.31
112.61
Olaplex Holdings, Inc. TSR
S&P Consumer Staples Index TSR

AUDIT COMMITTEE MATTERS
Audit Committee Report
The Audit Committee oversees Olaplex’s accounting and financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles. The Audit Committee is responsible for overseeing the conduct of these activities and appointing the Company’s independent registered public accounting firm. The Audit Committee also oversees Olaplex's policies, procedures and practices with respect to risk management and mitigation, including financial risks and risks related to information security, cyber security and data protection, and discusses with management Olaplex’s material risk exposures and steps management has taken to monitor, assess, control and report such risks.
The Audit Committee consists of Janet Gurwitch, Martha Morfitt and Paula Zusi, with Martha Morfitt serving as the chairperson of the committee. Our Board has determined that each of Janet Gurwitch, Martha Morfitt and Paula Zusi meet the independence requirements of Rule 10A-3 under the Exchange Act and the Nasdaq Rules. The Audit Committee acts pursuant to a written charter that has been adopted by our Board. A copy of this charter is available on our Investor Relations website at https://ir.olaplex.com/ under “Governance."
The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed and reviewed with our independent registered public accounting firm all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has met with our independent registered public accounting firm, with and without management present, to discuss the overall scope of its audit, the results of its examinations, and the overall quality of Olaplex’s financial reporting.
The Audit Committee has received from our independent registered public accounting firm a formal written statement describing all relationships between the firm and Olaplex that might bear on the auditors' independence, as required by the applicable requirements of the PCAOB. The Audit Committee has discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.
Based on the review and discussions referred to above, the Audit Committee recommended to our Board that Olaplex’s audited financial statements be included in Olaplex’s 2022 Annual Report. The Audit Committee has also reappointed, subject to ratification, Deloitte as the Company’s independent auditors for the fiscal year ended December 31, 2023.
AUDIT COMMITTEE
Martha Morfitt (chair)
Janet Gurwitch
Paula Zusi

Audit and Other Fees
The aggregate fees that Olaplex paid for professional services rendered by Deloitte for the fiscal year ended December 31, 2022 (fiscal 2022) and the fiscal year ended December 31, 2021 (fiscal 2021) were:

	Fiscal 2022	Fiscal 2021
Audit Fees	$1,750,000	$2,038,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$4,080	$1,875
Total	$1,754,080	$2,039,875
•Audit fees were for professional services rendered for the audit of our annual audited consolidated financial statements and review of our quarterly financial statements, advice on accounting matters directly related to the audit and audit services, and assistance with review of documents filed with the SEC and fees for IPO related work.
•Audit-related fees relate to audits and reviews not required under securities laws, as well as accounting consultations, compilations and other assurance-related services. There were no audit-related fees incurred in 2022 or 2021.
•Tax fees relate to professional services related to tax compliance and tax consulting services, including assistance with tax audits. There were no tax fees incurred in 2022 or 2021.
•All other fees were for various educational information on comprehensive authoritative accounting regulatory literature, including webcasts, podcasts, websites, database subscriptions, checklists, research reports and similar tools.
The Audit Committee pre-approves all audit services and all permitted non-audit services, including engagement fees and terms, to be provided by the independent auditors. Our policies prohibit Olaplex from engaging Deloitte to provide any non-audit services prohibited by applicable SEC rules. In addition, we evaluate whether Olaplex’s use of Deloitte for permitted non-audit services is compatible with maintaining Deloitte’s independence and objectivity. After review of the non-audit services provided, we concluded that Olaplex’s provision of these non-audit services, all of which were approved in advance, is compatible with its independence.
PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2023. We are asking stockholders to ratify this appointment. Deloitte has served as our independent registered public accounting firm since 2021. Representatives of Deloitte will attend the Annual Meeting, where they will have the opportunity to make a statement if they wish to do so and will be available to answer questions from the stockholders.
The Board recommends a vote FOR Proposal 3, Ratification of Appointment of Independent Registered Public Accounting Firm.

OTHER INFORMATION
Stockholder Proposals for the 2024 Annual Meeting
Our stockholders may submit a proposal to be considered for a vote at our 2024 annual meeting of stockholders. If you wish to submit a proposal for consideration, you should adhere to the following procedures as prescribed in our Bylaws or Rule 14a-8 under the Exchange Act (“Rule 14a-8”).
Under Rule 14a-8, a stockholder who intends to present a proposal at the 2024 annual meeting of stockholders and who wishes the proposal to be included in the Company's proxy materials for that meeting must submit the proposal in writing to us so that it is received by our Secretary no later than December 30, 2023. Please refer to Rule 14a-8 for the requirements that apply to these proposals. Any proposals received after this date will be considered untimely under Rule 14a-8. Written proposals may be e-mailed to us at proxy@olaplex.com or mailed to us at 1187 Coast Village Rd, Suite 1-520, Santa Barbara, CA 93108.
In addition, a stockholder may nominate a director or present any other proposal at the 2024 annual meeting of stockholders by complying with the requirements set forth in Section 1.2 (Advance Notice of Nominations and Proposals of Business) of our Bylaws by providing written notice of the nomination or proposal to our Secretary no earlier than February 23, 2024 and no later than March 24, 2024. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our Bylaws describe the requirements for submitting proposals at the annual meeting. The notice must be given in the manner and must include the information and representations required by our Bylaws, including a statement indicating whether such stockholder intends to solicit proxies in support of a director nominee other than Olaplex’s nominees in accordance with Rule 14a-19 under the Exchange Act. In addition, any stockholder that intends to solicit proxies in support of a director nominee other than Olaplex’s nominees must comply with Rule 14a-19 under the Exchange Act.
Annual Report on Form 10-K
Our 2022 Annual Report is available without charge to each stockholder on our Investor Relations website at https://ir.olaplex.com/ under "Financial Info."
Stockholder Account Maintenance
Our transfer agent is AST. All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries as to requirements to transfer Olaplex stock and similar issues, can be handled by calling AST toll-free at (800) 937-5449 or e-mailing AST at HelpAST@equiniti.com.
Householding of Proxy Materials
Like many other companies, brokers, banks, and nominee record holders, Olaplex participates in a practice commonly known as “householding,” where a single copy of our proxy statement and annual report is sent to one address for the benefit of two or more stockholders sharing that address unless we have received contrary instructions. Householding is permitted under rules adopted by the SEC as a means of satisfying the delivery requirements for proxy statements and annual reports, potentially resulting in extra convenience for stockholders and cost savings for companies. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. In the event you wish to revoke your consent provided to a broker, you must contact that broker to revoke your consent. If you are subject to householding, we will promptly deliver a separate copy of either document to you if you contact our Secretary at (310) 691-0776 or via email at proxy@olaplex.com. If you receive multiple copies of our Proxy Statement and the 2022 Annual Report at your household and wish to receive only one, please notify your broker or contact our Secretary.

Information Deemed Not Filed
The 2022 Annual Report, which was made available to stockholders with or preceding this Proxy Statement, contains financial and other information about the Company but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Audit Committee Report” and the "Compensation Committee Report" herein shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
Other Matters
At the time of mailing of this Proxy Statement, we do not know of any other matter that may come before the Annual Meeting and do not intend to present any other matter. However, if any other matters properly come before the meeting or any adjournment or postponement thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the proxies in accordance with their own judgment, including the authority to vote to adjourn the meeting.

SCAN TO
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Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 21, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V13319-P87525 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OLAPLEX HOLDINGS, INC.

The Board of Directors recommends you vote FOR each of the following nominees for Proposal 1.

	For All	Withhold All	For All Except
1. Election of the following nominees as Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Janet Gurwitch
02) Martha Morfitt
03) David Mussafer
04) Emily White

The Board of Directors recommends you vote 1 YEAR on Proposal 2.

	1 Year	2 Years	3 Years	Abstain
2. Recommendation, by a non-binding advisory vote, of the frequency of future non-binding advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V13320-P87525

OLAPLEX HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
JUNE 22, 2023

The stockholder(s) hereby appoint(s) JuE Wong, Eric Tiziani and John Duffy, or any of them, as proxies, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Olaplex Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/OLPX2023 at 11:00 a.m., Eastern Time on Thursday, June 22, 2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE